SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Joseph L. Hooley

Chairman and Chief Executive Officer

April 6, 2015

Dear Shareholder:

We cordially invite you to attend the 2015 annual meeting of shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 20, 2015, at 9:00 a.m. Eastern Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares you hold. Please promptly mark, sign, date and mail the accompanying proxy card. Registered shareholders may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If you hold your shares in “street name,” meaning they are held for your account by a broker, bank or other nominee, you will receive separate voting instructions for your shares from your broker, bank or other nominee. For shares held in “street name,” please follow the relevant instructions for telephone and Internet voting provided by the broker, bank or other nominee. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We are pleased to furnish proxy materials to our shareholders over the Internet. Shareholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

PLEASE NOTE: If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, you should also bring proof of beneficial ownership (for further details, see “Meeting Admission” in the attached Notice of State Street Corporation 2015 Annual Meeting of Shareholders). For security purposes, you and your bags are subject to search prior to your admittance to the meeting, and no cameras, recording equipment, mobile phones or other electronic devices, large bags or packages are permitted in the meeting. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available near One Lincoln Street include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Avenue de LaFayette). South Station is the closest MBTA station to One Lincoln Street.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF STATE STREET CORPORATION 2015 ANNUAL MEETING OF SHAREHOLDERS

Date	Wednesday, May 20, 2015

Time	9:00 a.m., Eastern Time

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1. To elect 12 directors

2. To approve an advisory proposal on executive compensation

3. To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2015

4. To act upon such other business as may properly come before the meeting and any adjournments thereof

Record Date	The directors have fixed the close of business on March 13, 2015, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission	If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, your name does not appear on our list of shareholders and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you hold in “street name” and wish to attend the annual meeting, in addition to a valid form of picture identification, you will be required to present a letter or account statement showing that you were a beneficial owner of our shares on the record date. For security purposes, you and your bags are subject to search prior to your admittance to the meeting. In addition, cameras, recording equipment, mobile phones or other electronic devices, large bags or packages will not be permitted in the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in “street name,” voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or notice of Internet availability of proxy materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or notice of Internet availability of proxy materials that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

By Order of the Board of Directors,

Jeffrey N. Carp
Secretary

April 6, 2015

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

SUMMARY INFORMATION

The summary below provides general information about State Street Corporation, referred to as State Street, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For more detailed information on the matters referenced below and for additional information, prior to casting your vote please carefully review the entire proxy statement and our 2014 annual report on Form 10-K. Our 2014 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission or SEC.

About State Street

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. State Street provides financial and managerial support to our legal and operating subsidiaries. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we provide a broad range of financial products and services to institutional investors worldwide. We refer to State Street Bank and Trust Company as State Street Bank or the Bank.

As of December 31, 2014, we had consolidated total assets of $274.12 billion, consolidated total deposits of $209.04 billion, consolidated total shareholders’ equity of $21.47 billion and 29,970 employees. We operate in more than 100 geographic markets worldwide, including the U.S., Canada, Europe, the Middle East and Asia.

We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $28.19 trillion of assets under custody and administration and $2.45 trillion of assets under management as of December 31, 2014. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers.

For 2014, State Street’s strategy focused primarily on four key themes: building on our strong core; pursuing new opportunities; achieving a digital enterprise; and maintaining our capital strength. We performed well relative to these goals. 2014 financial results reflect strength across our asset servicing and asset management businesses. However, the consistent low interest rate environment challenged net interest revenue. 2014 return on equity was 9.8%, somewhat lower than in 2013. In addition, we faced continuing pressure to address increasing regulatory requirements and expectations and related compliance costs during the year. Below are summary highlights of our 2014 consolidated corporate financial performance. Additional performance indicators are presented in “Compensation Discussion and Analysis—Executive Summary—2014 Corporate Performance Highlights.”

($ In millions, except per share data)	2014	2013	% Change
Revenue	$10,295	$9,884	4%
Total fee revenue	$8,031	$7,590	6%
Diluted earnings per share (EPS)	$4.57	$4.62	(1)%
Return on average common equity (ROE)	9.8%	10.5%

2015 Annual Meeting of Shareholders

Date:	Wednesday, May 20, 2015

Time:	9:00 a.m., Eastern Time

Place:	State Street’s corporate headquarters One Lincoln Street, Boston, Massachusetts (36th floor)

Record date:	March 13, 2015

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 6, 2015 or the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

For more information about the annual meeting, see “General Information.”

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Voting Matters and Recommendations

1. Election of Directors

Listed in the table below are the 12 nominees for election to State Street’s Board of Directors.

Director Name	Principal Position	Independent	Current Board Roles/Committees
José E. Almeida	Retired Chairman, President and Chief Executive Officer, Covidien plc, global healthcare products company	✓	• Executive Compensation

Kennett F. Burnes	Retired Chairman, President and Chief Executive Officer, Cabot Corporation, manufacturer of specialty chemicals and performance materials	✓	• Lead Director • Executive • Technology (Chair)

Patrick de Saint- Aignan	Retired Managing Director and Advisory Director for Morgan Stanley, global financial services	✓	• Examining and Audit • Risk

Amelia C. Fawcett	Deputy Chairman, Investment AB Kinnevik, a long-term oriented investment company based in Sweden	✓	• Executive • Executive Compensation • Risk (Chair)

William C. Freda(1)	Retired Senior Partner and Vice Chairman of Deloitte LLP, a global professional services firm	✓	• None at this time

Linda A. Hill	Wallace Brett Donham Professor of Business Administration, Harvard Business School	✓	• Executive Compensation • Nominating and Corporate Governance • Technology

Joseph L. Hooley	Chairman and Chief Executive Officer, State Street Corporation	—	• Chairman • Executive (Chair) • Risk

Robert S. Kaplan	Senior Associate Dean for External Relations and Professor of Management Practice, Harvard Business School	✓	• Executive Compensation • Nominating and Corporate Governance

Richard P. Sergel	Retired President and Chief Executive Officer, North American Electric Reliability Corporation, electric reliability organization	✓	• Examining and Audit • Executive • Executive Compensation (Chair) • Technology

Ronald L. Skates	Former Chief Executive Officer and President, Data General Corp., manufacturer of multi-user computer systems; private investor	✓	• Examining and Audit (Chair) • Executive • Nominating and Corporate Governance • Risk • Technology

Gregory L. Summe	Managing Partner and Founder, Glen Capital Partners, LLC, investment fund	✓	• Executive • Nominating and Corporate Governance (Chair)

Thomas J. Wilson	Chairman and Chief Executive Officer, Allstate Corporation, property and casualty insurance	✓	• Nominating and Corporate Governance • Risk
(1)	The Board of Directors elected Mr. Freda as a director in December 2014.

The Board recommends a vote “FOR” each of the above nominees for director.

For more information about the nominees for election, see “Item 1—Election of Directors.”

2. Advisory Proposal on 2014 Executive Compensation

The Board recommends a vote “FOR” the advisory proposal on 2014 executive compensation.

For more information about the proposal, see “Item 2—Approval of Advisory Proposal on Executive Compensation,” and for information regarding our executive compensation program, see “Executive Compensation.”

3. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Board recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2015.

For more information about the proposal, see “Item 3—Ratification of the Selection of the Independent Registered Public Accounting Firm.”

Corporate Governance and Leadership Structure at State Street

Sound Corporate Governance Practices

What We Do		What We Do Not Do
NEW

✓    Reduced shareholder ownership threshold to call a special meeting

✓    Majority independent directors (11 out of 12 director nominees)

✓    Active independent lead director

✓    Six principal committees of Board

          •    Examining and Audit Committee

          •    Executive Committee

          •    Executive Compensation Committee

          •    Nominating and Corporate Governance Committee

✗    No poison pill (shareholder rights plan)

✗    No short-selling or options trading, hedging transactions or speculative transactions in State Street securities for directors

✗    No director serves on more than three public company boards in addition to State Street

✗    No restrictions in directors’ access to management

✗    No director attended fewer than 75% of his or her 2014 Board and committee meetings

NEW	• Risk Committee • Technology Committee ✓ Directors subject to stock ownership guidelines ✓ Majority voting standard for uncontested director elections	✗ No staggered board

For more information about State Street’s corporate governance practices, see “Corporate Governance at State Street.”

Key Elements in the Role of Independent Lead Director

•	elected annually by the independent directors of the Board to serve a one-year term

•	position is currently held by Kennett F. Burnes, serving his fifth term in this capacity

•	presides at all meetings of the Board at which the Chairman is not present, including at executive sessions of non-management and independent directors

•	actively involved in all the matters of the Board and each of its committees

•	serves as a liaison between the Chairman and the independent directors

•	establishes the agenda for Board executive sessions

•	conducts an annual process for reviewing the CEO’s performance and reports the results of the process to the other independent directors of the Board

•	consults with the Chairman as to, and approves, the agendas for Board meetings

•	consults on the information sent to the Board and the schedule of Board meetings to help assure that there is sufficient time for discussion of all agenda items

•

receives communications from interested parties regarding concerns about State Street and otherwise is available, where appropriate, for direct communications with major shareholders and to report to the Board on those concerns when appropriate

•	performs such other functions as may be designated from time to time by the independent directors

For more information about the specific role of our Lead Director, see “Corporate Governance at State Street—Board Leadership Structure.”

Overview of 2014 Executive Compensation Program

State Street develops and implements a compensation program for its executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with appropriate risk management principles and our corporate values

For each of our executive officers named in “Compensation Discussion and Analysis,” or NEOs, the Executive Compensation Committee, or Compensation Committee, determines the appropriate level of total compensation for the year. We also engage several of our largest shareholders to receive their specific perspectives on our compensation programs. For 2014, we expanded this process and held discussions with shareholders representing more than 30% of our outstanding common stock.

At State Street, compensation to our NEOs consists of two key elements:

•

Base Salary. Base salary is a fixed annual cash amount and historically has been a relatively small portion of total compensation in comparison to total incentive compensation for the NEOs. Excluding Mr. Phalen, annual base salary rates for the NEOs for 2014 remained unchanged from their levels in 2013. During 2014, Mr. Phalen received an increase of $100,000 (to $850,000) to his base salary rate in connection with his promotion to Vice Chairman.

•

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements paid as long-term incentive and cash-based elements paid as annual incentive. The Compensation Committee believes a significant amount of incentive compensation should take the form of deferred awards and particularly equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

Sound Compensation and Corporate Governance Practices

	What We Do	What We Do Not Do
NEW NEW

✓    3-year performance period for performance-based restricted stock units (RSUs) promotes long-term performance

✓    Deferral of a significant amount of incentive compensation, discouraging short-term risk taking at the expense of long-term results

✓    Cash-based element of deferred compensation awards made in 2015 (for 2014 performance) mitigates dilutive effects of deferred compensation

✓    Active engagement with our shareholders on compensation and governance issues

✓    Clawback policy, in addition to existing forfeiture policy, permits the Compensation Committee to recoup certain compensation payments to NEOs and other members of the Management Committee, even after the payments have been received

✓    Share ownership guidelines for senior executives. Each of our NEOs is in compliance with these guidelines

✓    Independent compensation consultant and independent legal counsel to advise the Committee on executive compensation matters

✓    Annual risk review by the Compensation Committee of our incentive compensation arrangements, facilitated by overlapping membership between the Compensation Committee and our Risk Committee

✗    No agreements with NEOs providing for a change-of-control excise tax gross-up

✗    No “single-trigger” change-of-control vesting. “Double-trigger” change-of-control vesting in effect for all cash-based and equity-based deferred awards granted on and after February 2014. Double-trigger awards will not vest solely on account of a change of control but will require a qualifying termination following a change of control

✗    No short-selling or options trading, hedging transactions or speculative transactions in State Street securities for NEOs

✗    No continuing pension benefit accruals for NEOs under frozen defined benefit plans

✗    No tax gross-ups on perquisites for NEOs

✗    No excessive perquisites to our NEOs

✗    No option repricing or backdating of options

For more information about executive compensation at State Street, see “Executive Compensation.”

v

2015 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

State Street’s Board of Directors is soliciting your vote by proxy at the 2015 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC, and that is designed to assist you in voting your shares.

Can I access State Street’s proxy materials and annual report electronically?

This proxy statement and our annual report, including our audited consolidated financial statements for the year ended December 31, 2014, are available to our shareholders on the Internet. On April 6, 2015, we mailed to our U.S. shareholders as of the record date for the annual meeting, March 13, 2015, a notice containing instructions on how to access these proxy materials online and how to vote. Also on April 6, 2015, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies and to shareholders outside the United States. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review online all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 20, 2015.

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 6, 2015 or the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

How do I request a printed copy of the proxy materials for future shareholder meetings?

To request a printed copy of the proxy statement, annual report and form of proxy relating to our future shareholder meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number described above.

What are the directions to the meeting?

Directions to the meeting are as follows:

From the North:

Take Expressway (I-93) South to exit 20A and follow the signs for South Station. Follow exit ramp and cross Summer Street. Turn right onto Lincoln Street. Take first left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the South:

Take Expressway (I-93) North to exit 20 (South Station). Bear left at the ramp to South Station/Chinatown. You will see State Street Financial Center directly ahead. You will be on Lincoln Street. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the West:

Take Mass Turnpike (I-90) to exit 24A (South Station). Turn left on Kneeland Street towards Chinatown. Turn right onto Lincoln Street at the light. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

STATE STREET CORPORATION    1

General Information (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Via Massachusetts Bay Transportation Authority:

Take the MBTA Red Line train to the South Station MBTA stop. Exit the train station and walk across Atlantic Avenue (towards Summer Street and Federal Street). Follow Summer Street to Lincoln Street.

What is the record date for the meeting?

Our Board of Directors has fixed the record date for the annual meeting as of the close of business on March 13, 2015.

How many votes can be cast by all shareholders?

As of the record date, 411,648,088 shares of our common stock were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered shareholders may also vote by telephone or on the Internet by following the instructions included with your proxy card or the notice we mailed to you on April 6, 2015. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from State Street in the postage-paid return envelope. If you vote by any of the available methods, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder, and bring with you to the meeting, a proxy from the record holder issued in your name. Please note that this proxy from the record holder is in addition to the picture identification and proof of beneficial ownership required for your admission into the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	Item 1 – FOR election of the 12 nominees named herein as directors (page 7)

•	Item 2 – FOR approval of the advisory proposal on executive compensation (page 17)

•	Item 3 – FOR ratification of the selection of the independent registered public accounting firm (page 18)

Additionally, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. State Street has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $19,000, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by mail, telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of State Street’s proxy statements, annual reports and related materials, or if you share an address with another State Street shareholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

2    STATE STREET CORPORATION

General Information (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

May I change my vote?

If you are a registered shareholder, you may revoke or change your proxy at any time before it is voted by notifying the Secretary in writing by returning a signed proxy with a later date or submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

What constitutes a quorum?

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A share once represented for any purpose at the annual meeting will be deemed present for determination of a quorum for the entire meeting and for any adjournment of the meeting (unless (1) a shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds, and the shareholder does not vote the shares or otherwise consent that they are to be deemed present or (2) in the case of an adjournment, a new record date is set for that adjourned meeting).

What vote is required to approve each item?

Since it is an uncontested election of directors at the annual meeting, a nominee for director will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election (Item 1). If the votes cast “against” the nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board of Directors. However, under Massachusetts law, if a nominee that is an incumbent director is not elected to the Board of Directors, that incumbent director will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors. All of the 12 nominees for director are incumbent directors. Under our Corporate Governance Guidelines, in an uncontested election of directors, any director/nominee who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee. After consideration, that committee would make a recommendation to the Board on action to be taken regarding the resignation. No such tendered resignation will be deemed effective unless and until it is accepted by action of the Board.

The actions concerning the advisory proposal on executive compensation (Item 2) and the ratification of the selection of the independent registered public accounting firm (Item 3) will be approved if the votes cast “for” the action exceed the votes cast “against” the action. Item 2 is a non-binding proposal.

How is the vote counted?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by State Street to act as tellers for the meeting.

“Abstentions” and “broker non-votes” are not counted as votes with respect to any of the items to be voted on at the annual meeting.

If you hold shares through a broker, bank or other nominee, generally the broker, bank or other nominee may vote the shares for you in accordance with your instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Stock exchange and SEC rules, however, prohibit brokers from voting uninstructed shares in the election of directors and executive compensation matters, including the advisory proposal on executive compensation. Accordingly, of the matters to be voted on at the annual meeting, the only “routine” proposal is the ratification of the selection of the independent registered public accounting firm (Item 3).

Could other matters be decided at the meeting?

We do not know of any matters that may be properly presented for action at the meeting other than Items 1 through 3. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the annual meeting has passed. However, should any other business properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

STATE STREET CORPORATION    3

General Information (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

What are my rights as a participant in the Salary Savings Program?

As part of its employee benefits program, State Street maintains a Salary Savings Program, or SSP. If you participate in the SSP and have invested part or all of your account in the Employee Stock Ownership Plan fund, you are considered a named fiduciary and may direct the trustee with respect to the voting of the State Street Corporation common stock allocated to your account as of the record date.

You may give the trustee direction on the Internet, by telephone or by mail. If you do not provide timely direction to the trustee as to how to vote your allocated share, the trustee will vote your allocated share on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the trustee will follow the direction of State Street, unless the trustee determines that doing so would result in a breach of the trustee’s fiduciary duty.

You must direct the trustee in advance of the annual meeting so that the trustee, the registered owner of all of the shares held in the SSP, can vote in a timely manner. Regardless of what method you use to direct the trustee, the trustee must receive your direction no later than 11:59 p.m. Eastern Time on May 18, 2015 for your direction to be counted. Your direction will be held in confidence by the trustee. You may not provide this direction at the annual meeting. You may change your direction to the trustee by timely submitting a new direction. The last direction the trustee receives by 11:59 p.m. Eastern Time on May 18, 2015, will be the only one followed. If your direction by mail is received on the same day as one received electronically, the electronic direction will be followed.

The trustee is providing the annual report and the notice of annual meeting and proxy statement electronically to SSP participants with company stock in the SSP who are active employees and have a company-provided e-mail account and Internet access. Instead of receiving these materials in paper form mailed to your home, you will have on-line access to these materials over the Internet, thus expediting the delivery of materials and reducing printing and mailing costs. An e-mail will be sent to all such participants with detailed instructions to access materials and give your direction to the trustee. You may request that paper copies be sent to you, thereby permitting you to send in your direction by mail if you prefer that method. All other participants will receive their materials in the mail.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on December 31, 2014 (unless otherwise noted) by each person or entity known to State Street to beneficially own 5% or more of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	35,991,158	(1)	8.6%

Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	27,545,019	(2)	6.6%

State Street Corporation One Lincoln Street Boston, MA 02111	21,466,973	(3)	5.1%

BlackRock Inc. 55 East 52nd Street New York, NY 10022	21,221,814	(4)	5.1%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	20,951,186	(5)	5.0%
(1)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2015 by T. Rowe Price Associates, Inc., in which it reported sole voting power of 11,755,044 shares and sole dispositive power of 35,991,158 shares.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2015 by Massachusetts Financial Services Company, in which it reported sole voting power of 23,972,056 shares and sole dispositive power of 27,545,019 shares.

(3)

State Street Corporation had aggregate beneficial ownership of 21,466,973 shares, 18,408,145 of which result from our investment management business and 3,058,828 of which result from our role as trustee of the State Street Salary Savings Program. Of the aggregate 21,466,973 shares, State Street had shared voting power and shared dispositive power with respect to 21,466,973 shares which was reported on a 13G filed with the SEC on February 12, 2015.

(4)

This information is based solely on a Schedule 13G filed with the SEC on February 3, 2015 by BlackRock Inc., in which it reported sole voting power of 17,599,280 shares, shared voting power of 34,367 shares, sole dispositive power of 21,187,447 shares, and shared dispositive power of 34,367 shares.

(5)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group, in which it reported sole voting power of 729,241 shares, sole dispositive power of 20,265,016 shares, and shared dispositive power of 686,170 shares.

STATE STREET CORPORATION    5

Security Ownership (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Management

The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on March 3, 2015 by (1) each director, (2) the named executive officers for the year ended December 31, 2014, as identified in the Summary Compensation Table on page 50 of this proxy statement and (3) all directors and executive officers as a group as of March 3, 2015. For this purpose, beneficial ownership is determined under the rules of the SEC. As of March 3, 2015, there were 412,282,671 shares of State Street common stock outstanding. On March 3, 2015, neither the executive officers or directors listed below individually, nor those individuals as a group, owned beneficially as much as 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership(1)
José E. Almeida	3,291
Joseph C. Antonellis	189,071
Michael W. Bell	12,020
Kennett F. Burnes	55,816
Peter Coym	21,799
Patrick de Saint-Aignan	15,989
Amelia C. Fawcett	27,460
William C. Freda	749
Linda A. Hill	40,468
Joseph L. Hooley	623,308	(2)
Robert S. Kaplan	25,746
James S. Phalen	180,677
Michael F. Rogers	926,957	(3)
Richard P. Sergel	43,460
Ronald L. Skates	43,735
Gregory L. Summe	64,777
Thomas J. Wilson	7,172
All directors and executive officers, as a group (27 persons)(4)	2,898,252	(5)

(1)

Information in this table includes shares that the individual or group has the right to acquire within 60 days of March 3, 2015, and shares that have vested under the Executive Supplemental Retirement Plan or other deferred retirement benefit, as follows: Mr. Antonellis, 45,869; Mr. Bell, 0; Mr. Hooley, 46,961; Mr. Phalen, 27,254; Mr. Rogers, 18,571; and the group of all current directors and executive officers, 200,242. No non-management director holds any stock options or stock appreciation rights exercisable within 60 days of March 3, 2015. Shares granted to non-management directors vest immediately and are not subject to a vesting schedule, even if deferred.

(2)	Includes 2,800 shares as to which Mr. Hooley has shared voting power and investment power.
(3)	Includes 245,740 shares held in a trust for which Mr. Rogers disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(4)

The group of 27 persons does not include any executive officers appointed after March 3, 2015, the date used for the data in this table. Subsequent to March 3, 2015, two new executive officers have been appointed. As of March 27, 2015 those additional executive officers beneficially owned a total of 72,509 shares of our common stock.

(5)	Includes 19,538 shares held by a family member of a current executive officer.

6    STATE STREET CORPORATION

2015 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees for director (Item 1 on your proxy card)

Each director elected at the 2015 annual meeting will serve until the next annual meeting of shareholders, except as otherwise provided in State Street’s by-laws. Of the 12 director nominees, 11 are non-management directors and one is the chief executive officer of State Street. All of the non-management directors are independent directors, as determined by the Board in its opinion, under the applicable definition in the New York Stock Exchange, or NYSE, listing standards and the State Street Corporate Governance Guidelines.

Pursuant to State Street’s by-laws, on February 19, 2015, the Board fixed the number of directors at 12 effective as of the date of the 2015 annual meeting. Each of the nominees for election as a director is currently a director. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 12 nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the annual meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors to be elected at the annual meeting. Information relating to each nominee for election as director is described below, including:

•	his or her age and period of service as a director of State Street

•	his or her business experience during at least the past five years (including directorships at other public companies)

•	his or her community activities

•	other experience, qualifications, attributes or skills that led the Board to conclude he or she should continue to serve as a director of State Street

The Board of Directors recommends that shareholders approve each nominee director for election based upon the qualifications and attributes discussed below. See “Corporate Governance at State Street—Composition of the Board and Director Selection Process” for a further discussion of the Board’s process and reasons for nominating these candidates.

JOSÉ E. ALMEIDA	Age 52, Director since 2013

Board Roles and Committees: Executive Compensation

Career Highlights and Community Involvement

•   Retired Chairman, Covidien plc, an NYSE-listed global healthcare products company (acquired by Medtronic PLC in 2015) (March 2012 to 2014); President and Chief Executive Officer (2011 to 2014); President of medical devices business (2006 to 2011); President of International Business (2004 to 2006); Director of Manufacturing and Corporate Engineering (1995 to 2003)

•   Former Chief Operating Officer of Greatbatch Technologies, Inc., a leading manufacturer of power sources and components for implantable medical devices (2003 to 2004)

•   Director, Analog Devices, Inc., a Nasdaq-listed company that designs and manufacturers semiconductors (2014 to present)

•   Director, EMC Corporation, an NYSE-listed data storage and analytics company (2014 to present)

•   Director, Advanced Medical Technology Association (AdvaMed) (2005 to present)

•   Trustee, Partners in Health, a non-profit healthcare organization aimed at bringing medical care to those most in need globally

•   Member, Business Roundtable

STATE STREET CORPORATION    7

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Qualifications and Attributes

As the retired chairman, president and chief executive officer of Covidien plc, Mr. Almeida brings to State Street’s Board an exceptional background of successful business leadership. With a strong track record of driving global expansion and fostering product innovation in a competitive business environment, Mr. Almeida provides important insight and perspective on operating a large public company in a highly regulated industry. Mr. Almeida first joined Covidien (formerly known as Tyco Healthcare) in 1995 and held leadership positions in global manufacturing and corporate engineering. He has also held leadership positions at Greatbatch Technologies, Inc., American Home Products’ Acufex Microsurgical division and Johnson & Johnson’s Professional Products division. He began his career as a management consultant at Andersen Consulting (Accenture). He received a B.S. in mechanical engineering from Escola de Engenharia Maua in São Paulo, Brazil.

KENNETT F. BURNES	Age 72, Director since 2003

Board Roles and Committees: Lead Director Executive Technology (Chair)

Career Highlights and Community Involvement

•   Retired Chairman and Chief Executive Officer (2001 to 2008), Cabot Corporation, an NYSE-listed manufacturer of specialty chemicals and performance materials; President (1995 to 2008)

•   Director, Watts Water Technologies, Inc., an NYSE-listed supplier of products for use in the water quality, water safety, water flow control and water conservation markets (2009 to present); Chairman of Nominating Committee

•   Trustee, Dana Farber Cancer Institute

•   Chairman of Board of Trustees, New England Conservatory; member of Executive Committee

•   Chairman of Board of Trustees, Schepens Eye Research Institute

•   Member of Board of Directors, More Than Words

•   Member of Board of Trustees, Epiphany School

Qualifications and Attributes

Mr. Burnes’ significant experience in leading a global organization, with facilities and operations in approximately 20 countries, brings to State Street’s Board a focus on developing new products and new businesses in diverse, international environments. Prior to joining Cabot Corporation in 1987, Mr. Burnes was a partner at the Boston-based law firm of Choate, Hall & Stewart where he practiced corporate and business law for nearly 20 years. Mr. Burnes obtained experience in evaluating complex legal issues that arise in the types of material transactions boards of directors are called on to consider, including mergers and acquisitions and financing transactions. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

8    STATE STREET CORPORATION

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

PATRICK DE SAINT-AIGNAN	Age 66, Director since 2009

Board Roles and Committees: Examining and Audit Risk

Career Highlights and Community Involvement

•   Retired Managing Director and Advisory Director, Morgan Stanley (1974 to 2007); firm-wide head of the company’s risk management function (1995 to 2002)

•   Director, Allied World Assurance Company Holdings AG, an NYSE-listed specialty insurance and reinsurance company (2008 to present); member of the Enterprise Risk Committee (Chairman), Compensation Committee, Audit Committee, and Investment Committee

•   Director, Forerun Inc., a private healthcare information technology company (2007 to present); member of the Compensation Committee

•   Member of Supervisory Board, BH PHARMA, a private generic drug development company (2015 to present)

•   Censeur of Supervisory Board, IXIS Corporate and Investment Bank, the Corporate and Investment Banking arm of Groupe Caisse d’Epargne (2005 to 2007)

•   Director, Bank of China Limited (2006 to 2008); member of the Audit Committee (Chairman), the Risk Policy Committee, and the Personnel and Remuneration Committee

•   Director, Non-Executive Chairman, European Kyoto Fund (2008 to 2012)

Qualifications and Attributes

Mr. de Saint-Aignan’s extensive experience in risk management, corporate finance, capital markets and firm management brings to the Board a sophisticated understanding of risk, particularly with respect to the implementation of risk evaluation and monitoring programs within a global financial services organization. Mr. de Saint-Aignan’s service on the board of directors and committees of several other companies gives him additional perspective on global management and governance. A dual citizen of the United States and France, he was honored with Risk Magazine’s Lifetime Achievement Award in 2004. Mr. de Saint-Aignan holds his B.B.A. degree from the Ecole des Hautes Etudes Commerciales and an M.B.A. from Harvard University.

STATE STREET CORPORATION    9

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

AMELIA C. FAWCETT	Age 58, Director since 2006

Board Roles and Committees: Executive Executive Compensation Risk (Chair)

Career Highlights and Community Involvement

•   Deputy Chairman, Investment AB Kinnevik, investment manager of a portfolio of long-term investments in listed and unlisted growth companies around the globe (2013 to present); Non-Executive Director (2011 to present); member of Remuneration Committee (Chairman) and Investment Committee

•   Chairman, Hedge Fund Standards Board (U.K.), a global standard-setting body for the hedge fund industry (2011 to present)

•   Non-Executive Director, Millicom International Cellular S.A., an international telecommunications and media company (2014 to present); member of the Remuneration Committee (Chairman)

•   Non-Executive Director, HM Treasury, the British Government’s Economic & Finance Ministry (2012 to present)

•   Former Non-Executive Chairman (2009 to 2013), Guardian Media Group plc, a privately held diversified multimedia business in London; Non-Executive Director (2007 to 2013)

•   Former Interim Non-Executive Chairman, powerPerfector Group plc, a privately held U.K. energy efficiency company focused on voltage optimization (2012 to 2013)

•   Former Non-Executive Chairman, Pensions First LLP, a privately held financial services and systems company (2007 to 2010)

•   Former Vice Chairman and Chief Operating Officer of European Operations, Morgan Stanley (2002 to 2006) and Morgan Stanley International Limited, London (2006 to 2007); Vice President (1990 to 1992); Executive Director (1992 to 1996); Managing Director and Chief Administrative Officer for European Operations (1996 to 2002); and Senior Adviser (2006 to 2007)

•   Former Member of the Court of Directors and Chairman of the Audit Committee, The Bank of England (2004 to 2009)

•   Chairman, The Prince of Wales’ Charitable Foundation (2012 to present); Trustee (2011 to present)

•   Former Chairman, American Friends of the National Portrait Gallery (2011 to 2013); Former Deputy Chairman, National Portrait Gallery (2002 to 2011); Chairman of Development Board (2002 to 2011)

•   Governor, London Business School (2009 to present)

•   Trustee, Project Hope (U.K.) (2009 to present)

•   Commissioner, U.S.-U.K. Fulbright Commission (2010 to present)

Qualifications and Attributes

Dame Amelia Fawcett, a dual American and British citizen, has many years of extensive and diverse financial services experience. At Morgan Stanley, she had responsibility for development and implementation of the company’s business strategy (including business integration), as well as oversight of the company’s operational risk functions, infrastructure support and corporate affairs. Prior to joining Morgan Stanley, she was an attorney at the New York-based law firm of Sullivan & Cromwell, practicing primarily in the areas of corporate and banking law in both New York and Paris. She also sat on the Boards of both the British Central Bank and the British Treasury (the latter a position she still holds). In 2002 Dame Amelia was awarded a CBE (Commander of the Order of the British Empire) by the Queen and in 2010 she was awarded a DBE (Dame Commander of the Order of the British Empire) by the Queen, in both instances for services to the finance industry. In addition, she received His

10    STATE STREET CORPORATION

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Royal Highness The Prince of Wales’s Ambassador Award in 2004, an award recognizing responsible business activities that have a positive impact on society and the environment. Dame Amelia’s public policy experience and experience in the European banking markets provides a valuable international financial markets perspective to the Board. Dame Amelia received a B.A. degree from Wellesley College, a J.D. degree from the University of Virginia and an honorary degree from the American University in London (Richmond).

WILLIAM C. FREDA	Age 62, Director since 2014

Board Roles and Committees: None at this time

Career Highlights and Community Involvement

•   Retired Senior Partner and Vice Chairman, Deloitte, LLP, a global professional services firm (2011 to 2014); Managing Partner of Client Initiatives (2007 to 2011); member of US Executive Committee; various other positions throughout 40-year tenure

•   Director, Deloitte Touche Tohmatsu Limited (2007 to 2013); member of Risk Committee (Chairman) (2011 to 2013) and Audit Committee (Chairman) (2008 to 2011)

•   Director, Guardian Life Insurance Company (2014 to present)

•   Director, Hamilton Insurance Group (2014 to present)

•   Member, Committee on Capital Markets Regulation

•   Trustee, Bentley University

•   Trustee, Advisory Board of Youth, I.N.C.

•   Former Chairman of Board of Trustees, Catholic Community Services

•   Former Chairman of Board of Trustees, United Way of Essex and West Hudson

•   Former Chairman, American Institute of Certified Public Accountants (AICPA); member of Insurance Companies Committee and Mutual Life Insurance Task Force

•   Former U.S. Representative, International Accounting Standards Committee’s Insurance Steering Committee

Qualifications and Attributes

As senior partner and vice chairman of Deloitte LLP, William C. Freda served Deloitte’s most significant clients and maintained key relationships, acting as a strategic liaison to the marketplace as well as to professional and community organizations. He was a member of Deloitte’s U.S. Executive Committee and from 2007 to 2013, served on the Deloitte Touche Tohmatsu Limited Board of Directors, holding such leadership roles as chairman of the Audit Committee and chairman of the Risk Committee. Mr. Freda previously served as managing partner, leading Deloitte’s U.S. client initiatives, from 2007 to 2011. Prior to that, Mr. Freda was the regional managing partner for the Northeast, the organization’s largest region. He also led Deloitte’s global and U.S. Financial Services Industry practice. Mr. Freda joined Deloitte in 1974 and built a distinguished record of service during his 40-year career, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients. Mr. Freda has extensive experience interacting with audit committees, boards of directors, and senior management, with a focus on helping organizations work through their most pressing issues. He serves on the Advisory Board of Youth, I.N.C. Mr. Freda received his B.S. in accounting from Bentley University.

STATE STREET CORPORATION    11

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

LINDA A. HILL	Age 58, Director since 2000

Board Roles and Committees: Executive Compensation Nominating and Corporate Governance Technology

Career Highlights and Community Involvement

•   Wallace Brett Donham Professor of Business Administration, Harvard Business School (1984 to present); former Faculty Chair, Leadership Initiative, High Potentials Leadership Program, and Organizational Behavior Unit

•   Director, Eaton Corporation, an NYSE-listed power management company providing energy-efficient solutions that manages electrical, hydraulic, and mechanical power (1994 to 2012 as Cooper Industries, Inc., prior to merger with Eaton Corp; 2012 to present as Eaton Corporation); member of the Governance Committee and Compensation and Organization Committee

•   Director, Harvard Business Publishing

•   Special Representative to the Board of Trustees, Bryn Mawr College

•   Trustee, The Bridgespan Group

•   Trustee, Nelson Mandela Children’s Fund USA

•   Trustee, The Art Center College of Design

Qualifications and Attributes

Ms. Hill is the author of several books and articles focusing on the principles and qualifications for effective leadership and management. Through her research and academic perspectives, affiliation with Harvard Business School and experience as a public company director, Ms. Hill brings to the Board an effective understanding of market and competitive trends in executive talent development and corporate governance matters. Ms. Hill received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago, and a Ph.D. in behavioral sciences from the University of Chicago and completed her post-doctoral research fellowship at the Harvard Business School.

JOSEPH L. HOOLEY	Age 58, Director since 2009

Board Roles and Committees: Chairman of the Board Executive (Chair) Risk

Career Highlights and Community Involvement

•   State Street Corporation, Chairman (2011 to present); President (2008 to 2014); Chief Executive Officer (2010 to present)

•   President and Chief Executive Officer, National Financial Data Services (1988 to 1990)

•   President and Chief Executive Officer, Boston Financial Data Services (1990 to 2000)

•   Board of Trustees, Boston College (2012 to present)

•   Director, Boys and Girls Clubs of Boston (2002 to present)

•   Director, President’s Council of Massachusetts General Hospital (2009 to present)

•   Chairman, Boston College Center for Asset Management (2007 to present)

•   Member of the Corporate Advisory Board, The Boston Club (2006 to present)

Qualifications and Attributes

Mr. Hooley joined State Street in 1986 and currently serves as the Chairman and Chief Executive Officer. He served as President and Chief Operating Officer from April 2008 to December 2014. From 2002 to April 2008, Mr. Hooley served as Executive Vice President and head of Investor Services and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading. Mr. Hooley was elected to serve on the Board of Directors in October 2009, and he was appointed Chairman of the Board in January 2011. Mr. Hooley’s leadership experience and core understanding of State Street’s full range of services brings to the Board a detailed and thorough perspective on the Company’s key operations, strategic initiatives and client relationships globally. He received his B.S. degree from Boston College.

12    STATE STREET CORPORATION

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

ROBERT S. KAPLAN	Age 57, Director since 2009

Board Roles and Committees: Executive Compensation Nominating and Corporate Governance

Career Highlights and Community Involvement

•   Senior Associate Dean for External Relations and Martin Marshall Professor of Management Practice, Harvard Business School (2013 to present); Professor of Management Practice (2005 to 2013)

•   Co-Chairman, Draper, Richards, Kaplan Foundation, a global venture philanthropy firm (2010 to present)

•   Chairman, Indaba Capital Management, LLC, a hedge fund manager (2011 to present)

•   Director, Harvard Management Company, manager of Harvard University’s endowment and related financial assets; President and Chief Executive Officer (2007); Interim Chief Executive Officer (2007 to 2008)

•   Former Vice Chairman, Goldman Sachs Group, an NYSE-listed investment bank; Senior Director and member of Management Committee (2002 to 2006); Global Co-Head, Investment Banking Division (1999 to 2002); Co-chief Operating Officer, Global Investment Banking (1998 to 1999); Head, Americas Corporate Finance Department (1994 to 1999); Co-head, Asia-Pacific Investment Banking (1990 to 1994); Senior Director (2006 to present)

•   Co-Chairman, Project A.L.S., a not-for-profit dedicated to neurodegenerative disease research (2000 to present)

•   Director, Teak Fellowship, a not-for-profit which provides academic support to low-income students from New York City (2013 to present); Co-Chairman (1998 to 2013)

•   Trustee, Ford Foundation (2008 to present)

•   Trustee, The Jewish Theological Seminary (2004 to present)

•   Member, Kansas Healthcare Policy Authority Board (2006 to 2010)

Qualifications and Attributes

As a professor of management practice at Harvard Business School, and through his broad range of financial services experience while at Goldman Sachs and other roles in the industry, Mr. Kaplan adds to the Board a multi-faceted, regionally diverse and practical knowledge of financial, operational and regulatory issues within the financial services industry. Mr. Kaplan’s commitment to community service is represented by his extensive service to several not-for-profit organizations. Mr. Kaplan received his B.S. from the University of Kansas and an M.B.A. from Harvard University and also was previously employed as a Certified Public Accountant for Peat Marwick Mitchell & Co.

STATE STREET CORPORATION    13

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

RICHARD P. SERGEL	Age 65, Director since 1999

Board Roles and Committees: Examining and Audit Executive Executive Compensation (Chair) Technology

Career Highlights and Community Involvement

•   Retired President and Chief Executive Officer, North American Electric Reliability Corporation, NERC, a self-regulatory organization for the bulk electricity system in North America (2005 to 2009)

•   President and Chief Executive Officer, New England Electric System (and its successor company, National Grid USA), an NYSE-listed electric utility (1998 to 2004)

•   Director, Emera, Inc., a Toronto Stock Exchange-listed energy and services company (2010 to present)

•   Former Director, Jobs for Massachusetts

•   Former Director, The Greater Boston Chamber of Commerce

•   Former Trustee, the Merrimack Valley United Way, and the Worcester Art Museum

•   Former Chairman, the Consortium for Energy Efficiency

•   Former Audit Committee member, Town of Wellesley, Massachusetts

Qualifications and Attributes

Mr. Sergel’s responsibilities as chief executive officer of the North American Electric Reliability Corporation included imposing statutory responsibility and regulating the industry through adoption and enforcement of standards and practices. To do so, he led NERC to establish the first set of legally enforceable standards for the U.S. bulk power system. Prior to joining NERC, he spent twenty-five years with the New England Electric System, where he oversaw the merger with National Grid in 2000. His extensive practical and technical expertise in navigating the energy market through regulatory change and major transactions offers to the Board important perspective on the evolving financial services industry and regulatory environment. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University, and an M.B.A. from the University of Miami. He served in the United States Air Force reserve from 1973 to 1979.

RONALD L. SKATES	Age 73, Director since 2002

Board Roles and Committees: Examining and Audit (Chair) Executive Nominating and Corporate Governance Risk Technology

Career Highlights and Community Involvement

•   Former Chief Executive Officer and President, Data General Corp., a manufacturer of multi-user computer systems such as minicomputers, workstations, servers, and storage devices (acquired by EMC Corp. in 1999) (1989 to 1999); Senior Vice President of Finance and Administration (1986 to 1988); Executive Vice President and Chief Operating Officer (1988 to 1989); Chief Financial Officer (1986 to 1987)

•   Audit Partner, PricewaterhouseCoopers (1976 to 1986)

•   Director, Raytheon Company, an NYSE-listed developer of technological products specializing in defense, homeland security and other government markets throughout the world (2003 to present); member of Audit Committee (Chairman), Public Affairs Committee, and the Management Development and Compensation Committee

•   Director, Courier Corporation, a Nasdaq-listed full-service book manufacturer and specialty publisher (2003 to present); member of Audit and Finance Committee (Chairman), Compensation Management Development Committee, and Nominating and Corporate Governance Committee

•   Director, Gilbane, Inc., a privately held, family owned construction and real-estate company (2002 to present)

•   Trustee Emeritus, Massachusetts General Hospital (2005 to present)

14    STATE STREET CORPORATION

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Qualifications and Attributes

Mr. Skates currently is a private investor. His management experience with a large information technology company, combined with his extensive accounting background and board service for varied and significant organizations, provides the State Street Board with a balanced and detailed insight into State Street’s operations, organization and administration. He holds B.A. (cum laude) and M.B.A. degrees from Harvard University.

GREGORY L. SUMME	Age 58, Director since 2001

Board Roles and Committees: Executive Nominating and Corporate Governance (Chair)

Career Highlights and Community Involvement

•   Managing Partner and Founder, Glen Capital Partners, LLC, an investment fund (2013 to present)

•   Managing Director and Vice Chairman of Global Buyout, Carlyle Group, a Nasdaq-listed global asset manager (2009 to 2014)

•   Chairman, Freescale Semiconductor, an NYSE-listed provider of embedded processing solutions (2010 to present); Chairman of Compensation Committee

•   Director and 10% owner, LMI Aerospace, a Nasdaq-listed designer and provider of aerospace structures (2014 to present)

•   Director, Automatic Data Processing, Inc., a Nasdaq-listed provider of business outsourcing solutions (2007 to 2014)

•   Senior Advisor, Goldman Sachs Capital Partners, a private equity business affiliated with Goldman Sachs (2008 to 2009)

•   Chairman, PerkinElmer, Inc., an NYSE-listed global health science company (1999 to 2009); Chief Executive Officer (1999 to 2008); President (1998 to 2007)

•   President, General Aviation Avionics, Aerospace Engines, and Automotive Products Group, AlliedSignal, an NYSE-listed aerospace, automotive and engineering company (1993 to 1998)

•   General Manager of commercial motors, General Electric (1992 to 1993)

•   Associate and Partner, McKinsey & Co. (1983 to 1992)

Qualifications and Attributes

Mr. Summe has extensive management experience leading large and complex corporate organizations in evolving environments including founding Glen Capital Partners, an investment fund, in 2013. While vice chairman of Carlyle Group, he was responsible for buyout funds in financial services, infrastructure, Japan, the Middle East and African markets and served on the firm’s operating committee. His experience in private equity has afforded him a deepened exposure to understanding varied business models, practices, strategies and environments and assessing value in varied international regions. During his tenure as chairman and chief executive officer at PerkinElmer, Mr. Summe led the company’s transformation from a diversified defense contractor to a technology leader in health sciences. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. He has published a number of articles in the Harvard Business Review, Electronic Business, and various technical journals and is in the Engineering Hall of Distinction at the University of Kentucky.

STATE STREET CORPORATION    15

Item 1 (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

THOMAS J. WILSON	Age 57, Director since 2012

Board Roles and Committees: Nominating and Corporate Governance Risk

Career Highlights and Community Involvement

•   Chairman (2008 to present) and Chief Executive Officer (2007 to present), Allstate Corporation, an NYSE-listed property and casualty insurance company; various positions throughout his 19-year tenure

•   Co-Chair, Get In Chicago, City of Chicago

•   Trustee, Rush University Medical Center

•   Trustee, Museum of Science and Industry (Chicago)

•   Director, U.S. Chamber of Commerce

•   Director, Economic Club of Chicago

•   Former Chairman, Financial Services Forum

•   Property and Casualty CEO Roundtable

•   Former Deputy Chairman, Federal Reserve Bank Chicago

Qualifications and Attributes

As the chairman and chief executive officer of Allstate Corporation, the largest publicly held personal lines property and casualty insurer in America, Mr. Wilson brings a broad set of successful leadership experiences to the Board. He has proven expertise in business strategy, operational transformation, risk management, workforce development and corporate governance. Mr. Wilson has been Allstate’s chief executive officer for seven years and led the company through the financial market crisis in 2009 through 2011, adapted the business model to a dramatic change in weather patterns and is implementing a unique consumer focused strategy. His experience in operating a large public company in a highly regulated industry included a number of roles at Allstate, including president (2005 to 2014) and chief operating officer (2005 to 2006), president Allstate Protection (2002 to 2006), president Allstate Financial (1999 to 2002) and chief financial officer (1995 to 1998). Mr. Wilson has been chairman of Allstate since 2008 and is actively involved with shareholders and advisory firms on corporate governance matters. Mr. Wilson also has a strong commitment to public and community service, including service on The Federal Reserve Board of Chicago (2008 to 2012) and current director/trustee responsibilities at Catalyst, The Museum of Science and Industry, The Economic Club of Chicago, Rush University Medical Center and the U.S. Chamber of Commerce. Mr. Wilson holds a Masters degree in management from Northwestern University’s J.L. Kellogg Graduate School of Management and a B.S. in Business Administration from the University of Michigan.

RETIRING DIRECTOR

Peter Coym’s term as director will expire at the annual meeting, and the Board thanks him for his service as a member of the Board since 2006. Dr. Coym is the retired head of Lehman Brothers Holdings Inc., Germany and former member of the Lehman Brothers Bankhaus Management Board and European Management Group from 1993 to 2005. Dr. Coym, with more than 35 years of experience in investment banking, provided the Board with insight into the complexities and trends within and influencing the financial services industry.

16    STATE STREET CORPORATION

2015 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 2 – APPROVAL OF ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 2 on your proxy card)

The Board of Directors recommends that shareholders approve the advisory proposal on executive compensation set forth below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the approval of this advisory proposal. We believe that shareholder feedback on executive compensation is important, and therefore, we have provided shareholders the opportunity to vote on an advisory executive compensation proposal since 2009. Over the past several years shareholders have overwhelmingly approved the “say-on-pay” vote, and in 2014 at our annual meeting of shareholders, 94% of the votes cast supported the proposal.

State Street develops and implements a compensation program for its executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with appropriate risk management principles and our corporate values

For each named executive officer, or NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. Along with the “say-on-pay” advisory proposal, we also engage several of our largest shareholders to receive their specific perspectives on our compensation programs. For 2014, we expanded this process and held discussions with shareholders representing more than 30% of our outstanding common stock. In response to our discussions with shareholders, we have made changes to the design of our performance-based compensation incentive awards and compensation recoupment practices. Our compensation practices for NEOs including the complete framework used by the Compensation Committee in evaluating and making 2014 compensation decisions are described in “Compensation Discussion and Analysis.”

The advisory proposal is provided in accordance with Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and is non-binding. The outcome of this advisory proposal does not overrule any decision by State Street or the Board of Directors (or any of its committees), create or imply any change to the fiduciary duties of State Street or the Board of Directors (or any of its committees) or create or imply any additional fiduciary duties for State Street or the Board of Directors (or any of its committees). Although non-binding, the Compensation Committee will take into account the outcome of the vote on this advisory proposal when considering future executive compensation arrangements. Currently, the Board of Directors has determined that State Street will annually hold a vote on an advisory proposal on executive compensation.

The text of the proposal presented for your approval is as follows:

VOTED:	That the compensation of State Street’s executives, as disclosed pursuant to the SEC’s compensation disclosure rules, as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and related material, is approved; provided, that, this resolution shall not be binding on State Street’s Board of Directors or any of its committees and may not be construed as overruling any decision by the Board of Directors or any of its committees.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 3 on your proxy card)

The Board of Directors recommends that shareholders approve the ratification of the selection of the independent registered public accounting firm described below. The Examining and Audit Committee has appointed Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2015. Ernst & Young LLP has acted as our independent auditor since 1972.

The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Examining and Audit Committee also oversees the integrity of our financial statements and reports, and the qualifications, performance and independence of State Street’s independent registered public accounting firm.

The Examining and Audit Committee annually assesses the appointment of the registered public accounting firm. In accordance with SEC rules and Ernst & Young LLP policies, the lead audit partner must be rotated at least every five years. The Examining and Audit Committee, and the Committee Chair are involved in the selection of the lead engagement partner pursuant to the rotation requirement. The Examining and Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP as State Street’s independent registered public accounting firm is in the best interest of the company and its shareholders.

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (United States) and complies with the auditing, quality control and independence standards and rules of that Board and the SEC.

We expect that representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire. While shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification to learn the opinion of shareholders on the selection. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2015. Should the selection of Ernst & Young LLP not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young LLP is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of State Street and its shareholders.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2015 annual meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. See the discussion above in this proxy statement under the heading “General Information – Could other matters be decided at the meeting?”

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2015 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE AT STATE STREET

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company, or State Street Bank or the Bank. State Street and the Bank are each organized under the laws of the Commonwealth of Massachusetts. In accordance with Massachusetts law and State Street’s by-laws, our Board of Directors has responsibility for overseeing the conduct of our business. Our Board is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards.

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines, or the Guidelines. Among other things, the Guidelines describe the role of the Board of Directors, its responsibilities and functions, the director qualification and selection process and the role of the Lead Director. The Guidelines also contain categorical standards for determining director independence under NYSE listing standards. In general, a director would not be independent under these standards if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with State Street, its external or internal auditors, or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street, other than director fees, and compensation committee interlocks). The categorical standards also provide specified relationships that, by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement. The full Guidelines are available under the corporate governance section in the Investor Relations portion of our website at www.statestreet.com. In addition to the Guidelines, the charters for each principal committee of the Board and our Standard of Conduct for Employees, Standard of Conduct for Directors and Code of Ethics for Senior Financial Officers are also available in the same location on our website. Except as may be specifically incorporated by reference in this proxy statement, information on our website is not part of this proxy statement.

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2015. State Street, as a global financial institution and one of the largest providers of financial services to institutional investors, conducts business with many organizations throughout the world. Our directors or their immediate family members may have relationships or affiliations with some of these organizations. As provided in the Guidelines, the purpose of the director independence review was to determine whether any relationship or transaction was inconsistent with a determination that the director was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that each of our non-management directors (Dame Amelia, Ms. Hill and Messrs. Almeida, Burnes, Coym, de Saint-Aignan, Freda, Kaplan, Sergel, Skates, Summe and Wilson) meets the categorical standards for independence under the Guidelines, has no material relationship with State Street (other than the role of director) and satisfies the qualifications for independence under listing standards of the NYSE. In making this determination, the Board considered that the below identified individuals, or their respective family members, have the following relationships or arrangements that are deemed to be immaterial under the categorical standards for independence included in the Guidelines:

•

commercial or charitable relationships with an entity for which the State Street director or family member serves as a non-employee director, and with respect to which the director was uninvolved in the negotiations (Dame Amelia, Ms. Hill and Messrs. Burnes, de Saint-Aignan, Freda, Kaplan, Sergel, Skates and Wilson)

•

commercial relationships with an entity for which the State Street director or family member serves as an employee, consultant or executive officer where the director does not receive any special benefits from the transaction and the annual payments to or from the entity are equal to or less than the greater of $1 million or 2% of the consolidated gross annual revenues of the other entity during the most recent completed fiscal year (Ms. Hill and Messrs. Kaplan and Wilson)

None of these commercial or charitable relationships with director affiliated entities involved amounts paid or received by State Street in 2014 greater than 0.5% of the director-affiliated entity’s annual gross revenue or 0.5% of State Street’s annual gross revenue.

Although State Street does not have a formal policy regarding attendance of directors at the annual meeting, all directors are encouraged to attend. Of the 12 directors then on the Board, all attended the 2014 annual meeting.

State Street has established and maintains internal controls and procedures designed to ensure the integrity and accuracy of its consolidated financial statements and control of its assets. State Street has established and maintains disclosure controls and

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Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

procedures designed to ensure that State Street is able to timely record, process and report the information required for public disclosure. State Street is dedicated to maintaining its high standards of financial accounting and reporting.

We have a Standard of Conduct for Directors, which together with the Standard of Conduct for Employees, promotes ethical conduct and the avoidance of conflicts of interest in conducting our business. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer), as required by the Sarbanes-Oxley Act and SEC rules. Only our Board may grant a waiver for directors, senior financial officers or executive officers from a provision of the Standard of Conduct for Directors, the Standard of Conduct for Employees or the Code of Ethics for Senior Financial Officers, and any waivers will be posted under the corporate governance section in the Investor Relations portion of our website at www.statestreet.com.

Composition of the Board and Director Selection Process

In connection with nominating directors for election each year and evaluating the need for new director candidates as appropriate, the Nominating and Corporate Governance Committee, with input from the entire Board and management, focuses on the Board’s capabilities and functioning as a whole, including skill sets, diversity, specific business background and global or international experience. The Board expects all nominees to possess the following attributes or characteristics:

•	unquestionable business ethics, irrefutable reputation and superior moral and ethical standards

•	informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards and incisiveness

•

ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with State Street’s operating and administrative procedures

•	a global vision of business with the ability and willingness to work closely with the other Board members

Taken as a whole, the Board expects one or more of its members to have the following skill sets, specific business background and global or international experience:

•	experience in the financial services industry

•	experience as a senior officer of a well respected public company

•	experience as a senior business leader of an organization active in the company’s key international growth markets

•	experience in key disciplines of significant importance to the company’s overall operations

•	qualification as an audit committee financial expert (as defined by applicable SEC rules)

•	qualification as a risk management expert (as defined by applicable Federal Reserve rules)

The director biographies set forth in this proxy statement under the heading “Item 1 – Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led the Board to conclude he or she should continue to serve as a director of State Street. The Board believes that individually each of the nominees has had substantial achievement in his or her personal and professional pursuits, and has talents, experience and integrity that will contribute to the best interests of State Street and to long-term shareholder value, and the nominees as a group possess the skill sets, specific business background and global or international experience that the Board desires.

State Street does not have a formal policy with respect to diversity but, taken as a whole, strives to have a Board that reflects the diversity (in terms of a number of characteristics including, gender, race, national origin, age and tenure on the Board) of the company’s key stakeholders and of the various communities in which the company operates. Presently, the Nominating and Corporate Governance Committee and the Board believe the composition of the Board, which currently reflects a range of personal and professional backgrounds, experiences and other characteristics, is reflective of this diversity. As noted above, the Nominating and Corporate Governance Committee includes diversity as a consideration in making its recommendations for nominees for director. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

In carrying out its responsibility to find the best qualified candidates for directors, the Nominating and Corporate Governance Committee will consider proposals for nominees from a number of sources, including recommendations from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of

20    STATE STREET CORPORATION

Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the above criteria established by the Board for director candidates.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, and considering proposals from a number of sources, such as members of the Board, members of management, employees, shareholders and industry contacts. The Committee’s charter grants it the authority to retain a search firm to assist in conducting this search. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the criteria established by the Board for director candidates. A possible candidate whom the Committee feels is an individual who could qualify under the criteria established by the Board is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Board and the Nominating and Corporate Governance Committee with the individual, discussion at the Committee level of the individual’s possible contribution to State Street and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for director without regard to whether an individual is recommended by a shareholder or otherwise.

Mr. William C. Freda is a nominee for election as director by shareholders for the first time at this meeting. He was elected to the Board by the other directors in December 2014. The Nominating and Corporate Governance Committee recommended Mr. Freda to the directors for appointment to the Board and also as a candidate for election by the shareholders at this meeting, after evaluating his candidacy. Mr. Freda was first identified by a third-party search firm that was retained to identify potential director candidates. At the request of the Committee, the search firm first discussed with the members of the Committee the priority characteristics of a new director candidate, in light of the preferred individual and Board qualities described above. The search firm developed preliminary criteria for a director candidate, and reviewed it with the Committee. The search firm identified potential candidates that met the criteria as established by the Committee, and submitted a list of potential candidates to the Committee. The Committee met to discuss and finalize the list of candidates, and the Committee reviewed this process and the resulting list with the Board. After conducting a preliminary check to determine conflicts and eliminating from consideration those candidates whose commitments precluded them from considering an appointment to the Board, the search firm approached the candidates to determine their interest in serving on the Board. The search firm gave the Committee a list of candidates who were interested, and members of the Committee and the Chairman personally interviewed them. The Committee recommended Mr. Freda to the Board, after determining that he met several of the criteria identified by the Board for new directors, including but not limited to, Mr. Freda’s distinguished record of service during his 40-year career at Deloitte LLP, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients and his achievements as a managing partner for Deloitte’s U.S. and global financial services practice. Mr. Freda has the background and potential to make significant contributions to State Street through service as a director and was deemed independent by the Board under the Corporate Governance Guidelines.

Board Leadership Structure

Mr. Hooley, as State Street’s Chairman of the Board, presides at all meetings of the Board at which he is present. State Street has adopted a leadership structure that also includes an independent Lead Director of the Board. This position is currently held by Kennett F. Burnes. The Chairman works with the independent Lead Director in setting Board agendas and coordinating other Board activities. The Board of Directors believes that Mr. Hooley’s role as Chairman and Mr. Burnes’ role as Lead Director is the most effective leadership structure for State Street and is in the best interests of the Board, the company and its shareholders at this time. Among the factors leading the Board to this conclusion are:

•

As our Chief Executive Officer, and with his extensive work history in different roles at State Street, Mr. Hooley is more familiar with our business and strategy than an independent, non-management Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing State Street

•	A single Chairman and Chief Executive Officer provides strong, consistent and accountable leadership for State Street, without risking overlap or conflict of roles

•	Oversight of State Street is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman

•	The Chairman and our Lead Director work together to play a strong and active role in the oversight of State Street’s leadership

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Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Burnes was appointed Lead Director to serve a one-year term as the presiding director of the independent directors of the Board (all directors, except for Mr. Hooley) in May 2014. Mr. Burnes has served in this capacity for five annual terms. As Lead Director, Mr. Burnes:

•	is actively involved in all the matters of the Board and each of its committees

•	participates in, and attends, meetings of all of the Board’s committees providing valuable committee membership overlap to enable optimal agenda coordination

•	presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of independent directors

•	serves as a liaison between the Chairman and the independent directors

•	establishes the agenda and oversees the executive sessions of the independent directors

•	conducts an annual process for reviewing the Chief Executive Officer’s performance, and reports the results of the process to the other independent directors

•	communicates with the Chairman to provide feedback and also to implement the decisions and recommendations of the independent directors

•	approves, in consultation with the Chairman, the agendas for Board meetings, information sent to the Board and the schedule of Board meetings

The independent directors meet in executive session at every regularly scheduled meeting of the Board and otherwise as needed. The Lead Director is authorized to call additional meetings of the independent directors. The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion of pending and other important matters, and the regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed. The role of the Lead Director provides another method to communicate the perspectives of the independent directors, including the matters discussed at the separate meetings of the independent directors, and to effectively integrate those perspectives into Board agendas and materials.

A review of the role, responsibilities and effectiveness of the Lead Director is conducted annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee conducts a review of the current Lead Director by soliciting feedback from members of the Board, and based upon the review, recommends that the Board of Directors elect a member of the Board as its Lead Director to serve for a one-year term.

Communication with the Board of Directors

Shareholders and interested parties who wish to contact the Board of Directors or the Lead Director should address correspondence to the Lead Director in care of the Secretary. The Secretary will review and forward correspondence to the Lead Director or appropriate person or persons for response.

Lead Director of State Street Corporation

c/o Office of the Secretary

One Lincoln Street

Boston, MA 02111

In addition, State Street has established a procedure for communicating directly with the Lead Director, by utilizing a third-party independent provider, regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

Telephone:	Posted Mail:	Internet:

From within the United States and Canada:	The Network	www.tnwinc.com/webreport
1-888-736-9833 (toll-free)	ATTN: State Street
333 Research Court
Norcross, GA 30092
USA

For country specific phone numbers please visit www.statestreet.com.

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Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

The Lead Director may forward to the Examining and Audit Committee, or to another appropriate group or department, for appropriate review, any concerns the Lead Director receives. The Lead Director periodically reports to the independent directors as a group regarding concerns he receives.

Meetings of the Board of Directors

During 2014, the Board of Directors held 8 meetings, and each of the incumbent directors attended 75% or more of the total of all meetings of the Board and all meetings of the committees of the Board for such period as the director served during the year. Each member of the Board is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held 8 meetings during 2014. Each member of State Street’s Executive Committee, Risk Committee and Examining and Audit Committee is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

Committees of the Board of Directors

The Board of Directors has the following principal committees to assist it in carrying out its responsibilities, each of which operates under a written charter, a copy of which is available under the corporate governance section in the Investor Relations portion of our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, has been approved by the Board.

Examining and Audit Committee. The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of State Street’s independent registered public accounting firm, including sole authority for the establishment of pre-approval policies and procedures for all audit engagements and any non-audit engagements. The Committee also oversees the operation of our system of internal controls covering the integrity of our consolidated financial statements and reports, compliance with laws, regulations, corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. The Committee acts on behalf of the Board in monitoring and overseeing the performance of the internal audit function at State Street and in reviewing certain communications with banking regulators. The Committee also reviews the effectiveness of the Company’s compliance program. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. The Committee’s members are Ronald L. Skates, Chair; Peter Coym; Patrick de Saint-Aignan; and Richard P. Sergel. During 2014, the Committee held 21 meetings.

The Board of Directors has determined that the Examining and Audit Committee consists entirely of directors who meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that the following members of the Committee: Messrs. Skates, de Saint-Aignan and Sergel, each satisfy the definition of “audit committee financial expert,” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise, as such qualification under the listing standards of the NYSE is interpreted by the Board. None of the members of the Committee serve on more than two other audit committees of public companies.

Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board of Directors, except as otherwise limited by the laws of the Commonwealth of Massachusetts or the Committee’s charter. The purpose and function of the Committee is to review, approve and act on matters on behalf of the Board of Directors at times when it is not practical to convene a meeting of the full Board to address such matters. The Committee, dependent on its meeting activities, if any, reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. The Committee’s members are Joseph L. Hooley, Chair; Kennett F. Burnes; Amelia C. Fawcett; Richard P. Sergel; Ronald L. Skates; and Gregory L. Summe. The Committee did not hold any meetings during 2014.

Executive Compensation Committee. The Executive Compensation Committee oversees the operation of all of our compensation plans, policies and programs in which executive officers participate and certain other incentive, retirement, welfare and equity plans in which all other employees participate. The Committee also oversees the alignment of our incentive compensation arrangements with the

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Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

safety and soundness of State Street including the integration of risk management objectives, related policies, arrangements and control processes consistent with regulatory rules and guidance. Acting together with the other independent directors, the Committee annually reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation, evaluates the chief executive officer’s performance, and reviews, determines and approves, in consultation with the other independent directors, the chief executive officer’s compensation level. In addition, the Committee reviews, evaluates and approves the total compensation of all executive officers. The Committee is also responsible for approving the terms and conditions of employment and any changes thereto, including any restrictive provisions, severance arrangements and special arrangements or benefits, of any executive officer. The Committee adopts equity grant guidelines in connection with its overall responsibility for all equity plans, and monitors stock ownership of executive officers. The Committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Richard P. Sergel, Chair; José E. Almeida, Amelia C. Fawcett; Linda A. Hill; and Robert S. Kaplan. None of these individuals is or has been an officer or employee of State Street or the Bank. The Board of Directors has determined that the Committee consists entirely of directors who meet the applicable independence requirements of the listing standards of the NYSE. During 2014, the Committee held 6 meetings.

The Board of Directors has formed a subcommittee of the Executive Compensation Committee and appointed Messrs. Sergel (Chair) and Almeida and Dame Amelia as members of the subcommittee. The purpose and authority of the subcommittee is to perform all functions of the Executive Compensation Committee related to the qualification of performance-based compensation for applicable exemptions under Internal Revenue Code Section 162(m), including establishing and administering performance goals and certifying the attainment of those goals. Each of Messrs. Almeida and Sergel and Dame Amelia qualify as outside directors for purposes of Section 162(m) and as non-employee directors for purposes of SEC Rule 16b-3. All references to the Executive Compensation Committee in this proxy statement refer to the subcommittee, as appropriate.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s principal responsibilities are to assist the Board in overseeing the company’s succession planning process, to identify and recommend nominees for directors of State Street, to recommend to the Board director nominees for each committee, to provide leadership in shaping our corporate governance, including the Corporate Governance Guidelines, and to lead the Board in its annual review of the Board’s performance. The Committee is also responsible for reviewing and approving State Street’s related-person transactions, reviewing the amount and form of director compensation as well as reviewing reports on the regulatory, political and lobbying activities of the Company. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Gregory L. Summe, Chair; Peter Coym; Linda A. Hill; Robert S. Kaplan; Ronald L. Skates; and Thomas J. Wilson. The Board of Directors has determined that the Committee consists entirely of directors who meet the applicable independence requirements of the listing standards of the NYSE. During 2014, the Committee held 6 meetings.

Risk Committee. The Risk Committee is responsible for oversight related to the operation of our global risk management framework, including the risk management policies for our global operations. The Committee is responsible for reviewing and discussing with management our assessment and management of all risk applicable to our operations, including credit, market, interest rate, liquidity, operational and business risks, as well as compliance and reputational risk and related policies. In addition, the Committee provides oversight on strategic capital governance principles and controls and monitors capital adequacy in relation to risk. The Committee is also responsible for discharging the duties and obligations of the Board under applicable Basel and other specified regulatory requirements. The Committee reports periodically to the Board, as appropriate, and its specific functions and responsibilities are set forth in the Committee’s charter. Its members are Amelia C. Fawcett, Chair; Patrick de Saint-Aignan; Joseph L. Hooley; Ronald L. Skates; and Thomas J. Wilson. During 2014, the Committee held 16 meetings.

Technology Committee. The Technology Committee is responsible for assisting the Board in the oversight of State Street’s technology, including the company’s use of technology in global operations and business activities and the company’s technology strategies, policies, and investments. Additionally, the Committee advises the Board on technology related risks, including cyber and information security. The Committee reports periodically to the Board, as appropriate, and its specific functions and

24    STATE STREET CORPORATION

Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

responsibilities are set forth in the Committee’s charter. Its members are Kennett F. Burnes, Chair; Linda A. Hill; Richard P. Sergel; and Ronald L. Skates. During 2014, the Committee held 4 meetings.

Non-Employee Director Compensation

General

The Nominating and Corporate Governance Committee is responsible for reviewing annually the form and amount of director compensation and for making a related recommendation to the Board. The Committee’s review focuses on compensation for our non-employee directors. Mr. Hooley is the only director that is also one of our employees, and the determination of his compensation is described in this proxy statement under the heading “Executive Compensation.” In conducting its review, the Committee has access to compensation consultants and other resources it deems appropriate, including peer group data. The Committee uses the same peer group the Compensation Committee uses for purposes of executive compensation generally and, like the Compensation Committee, used the services of Meridian Compensation Partners as a compensation consultant for 2014.

Each year, our compensation consultant prepares a review of director compensation within the peer group. After reviewing this material in 2014, the Committee made its recommendation to the Board, which, following the May 2014 annual meeting of shareholders, approved director compensation for all non-employee directors effective through the 2015 annual meeting of shareholders.

Director Compensation Arrangements

Compensation

For the period between each annual meeting of shareholders, non-employee directors receive the following compensation:

Director Compensation Component	Value ($)	Vehicle(1)
Annual Retainer(2)	$75,000	Cash or shares of State Street common stock
Annual Equity Grant Award(2)	140,000	Shares of State Street common stock
Board and Committee Meeting Fee(3)	1,500	Cash
Additional Lead Director Retainer	90,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Chair Retainer	25,000	Cash or shares of State Street common stock
Executive Compensation Committee Chair Retainer	20,000	Cash or shares of State Street common stock
Nominating and Corporate Governance Committee Chair Retainer	15,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Member Retainer	10,000	Cash or shares of State Street common stock
(1)	All shares of State Street common stock are awarded based upon the closing price of the stock on the NYSE on the date of the annual meeting that begins the period, unless otherwise noted.
(2)	Pro-rated annual retainer and annual equity grant for any director joining the Board after the annual meeting that begins the period, with shares of State Street common stock awarded based on the closing price of the stock on the NYSE on the date of election.
(3)	Directors receive meeting fees of $1,500 for each Board and committee meeting attended, together with reimbursement of expenses incurred as a result of attending such meetings, payable in cash.

Pursuant to State Street’s Deferred Compensation Plan for Directors, directors may elect to defer the receipt of 0% or 100% of their (1) retainers, (2) meeting fees, or (3) annual award of shares of common stock. Directors also may elect to receive all of their retainers in cash or shares of common stock. Directors who elect to defer the cash payment of their retainers or meeting fees may also make notional investment elections with respect to such deferrals, with a choice of four notional investment fund returns. Deferrals of shares of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock of any dividends or distributions on State Street common stock. Deferred amounts will be paid (a) as elected by the director, on either the date of the director’s termination of service on the Board or on the earlier of such termination and a future date specified, and (b) in the form elected by the director as either a lump sum or in installments over a two- to five-year period.

STATE STREET CORPORATION    25

Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Director Stock Ownership Guidelines

We have stock ownership guidelines that apply to all directors. The target level of stock ownership is equal to five times the annual equity grant of $140,000 for a total of $700,000. Achievement of this guideline is phased-in over a period of seven years, with the first year commencing on the date of election as director, for any director elected to the Board prior to May 2011. For directors elected to the board after May 2011, the phase-in period is five years. A holding requirement applies until the target ownership level, or pro-rated target ownership level (over the phase-in period), is achieved. For purposes of the director stock ownership guidelines, the value of shares owned is calculated by reference to the closing price of our common stock on the NYSE on the date that we use for the beneficial ownership table in our annual meeting proxy statement. Directors are credited with the value and number of all shares they beneficially own for purposes of the beneficial ownership table which includes all shares awarded as director compensation, whether immediate or deferred.

As of March 3, 2015, the stock ownership level for each of our directors either exceeded the expected level of ownership under these guidelines or, for those directors whose holdings do not currently meet the guidelines, is consistent with a pro-rated accumulation of shares which would, if continued, exceed the guidelines by the end of the applicable five- or seven-year phase-in period.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

(a)	(b)	(c)	(g)	(h)
José E. Almeida(3)	$90,000	$140,000	$—	$230,000
Kennett F. Burnes	18,000	305,000	30,860	353,860
Peter Coym(3)	136,000	140,000	—	276,000
Patrick de Saint-Aignan(3)	161,000	140,000	35,860	336,860
Amelia C. Fawcett(3)	142,000	140,000	13,896	295,896
William C. Freda(4)	31,250	58,333	—	89,583
Linda A. Hill(3)	108,000	140,000	—	248,000
Robert S. Kaplan	28,500	215,000	—	243,500
Richard P. Sergel(3)	163,500	140,000	42,546	346,046
Ronald L. Skates(3)	188,000	140,000	35,860	363,860
Gregory L. Summe	21,000	230,000	22,396	273,396
Thomas J. Wilson	40,500	225,000	—	265,500
(1)	For the May 2014-April 2015 Board year, each director (with the exception of Mr. Freda, who was elected to the Board in December 2014 (see note 4 below)) received 2,159 shares of common stock valued at $140,000 on the date of grant for the annual equity award; each director electing to receive the annual retainer in common stock also received 1,157 shares of common stock valued at $75,000 on the date of grant. Some directors elected to receive their additional committee chairman or member retainers in common stock in lieu of cash. All of these shares were valued based on the per-share closing price of our common stock on the NYSE on May 14, 2014 of $64.87. Stock awards to non-employee directors vest immediately, and there were no unvested non-employee director stock awards as of December 31, 2014.
(2)	Perquisites that Dame Amelia, Messrs. Burnes, de Saint-Aignan, Sergel, Skates, and Summe received in 2014 include: director life insurance coverage paid for by State Street ($396 for Dame Amelia and Mr. Summe, $556 for Mr. Sergel, and $860 for Messrs. Burnes, de Saint-Aignan, and Skates); matching charitable contributions that were made in the name of directors under State Street’s matching gift program available to all directors ($13,500 for Dame Amelia, $22,000 for Mr. Summe, $30,000 for Mr. Burnes, $35,000 for Messrs. de Saint-Aignan and Skates and $41,990 Mr. Sergel). The amount of perquisites and other personal benefits for Ms. Hill and Messrs. Almeida, Coym, Freda, Kaplan and Wilson has not been itemized because the total did not exceed $10,000.
(3)	Annual retainer was paid in cash.
(4)	Mr. Freda was elected to the Board in December 2014 and elected to receive his pro-rated annual retainer of $31,250 in cash. Mr. Freda also received a pro-rated annual equity grant of 746 shares of State Street common stock with a total value $58,333, based on the closing price of our common stock on the NYSE on December 11, 2014 of $78.20.

Related Person Transactions

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), who we refer to as “related persons,” has a direct or indirect material interest.

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Corporate Governance (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

A related person proposing to enter into such a transaction, arrangement or relationship must report the proposed related-person transaction to State Street’s Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review, and, if deemed appropriate, may ratify the related-person transaction. The policy also permits the Chair of the Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee (or the Committee Chair) after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee (or the Committee Chair) will review and consider:

•	the related person’s interest in the related-person transaction

•	the approximate dollar value of the amount involved in the related-person transaction

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss

•	whether the transaction was undertaken in the ordinary course of State Street’s business

•	whether the transaction with the related person is on terms no less favorable to State Street than terms that could be reached with an unrelated third-party

•	the purpose, and the potential benefits to State Street, of the transaction

•

any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction

The Nominating and Corporate Governance Committee may approve or ratify the related-person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related-person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity) that is a party to the transaction, where (1) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (2) the annual amount involved in the transaction equals less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity that is a party to the transaction during that entity’s last completed fiscal year or

•

a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last three fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions)

Based on information provided by the directors and executive officers, and obtained by the legal department, no related-person transactions were required to be reported in this proxy statement under applicable SEC regulations. In addition, neither State Street nor the Bank had extended a personal loan or extension of credit to any of its directors or executive officers.

STATE STREET CORPORATION    27

2015 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, or CD&A, we describe our approach to executive compensation, including philosophy, design, process and risk alignment. We also describe 2014 compensation decisions for the following named executive officers, who we refer to as our NEOs.

•	Joseph L. Hooley — Chairman and Chief Executive Officer

•	Michael W. Bell — Executive Vice President and Chief Financial Officer

•	Michael F. Rogers — President and Chief Operating Officer

•	Joseph C. Antonellis — Vice Chairman and Head of Europe and Asia/Pacific Global Services

•	James S. Phalen — Vice Chairman and Head of the Office of Regulatory Initiatives

In this CD&A, references to the Compensation Committee, or to the Committee, are references to the Executive Compensation Committee of our Board of Directors.

CD&A Table of Contents

Executive Summary

This executive summary reviews the key factors involved in the decisions by our Compensation Committee regarding 2014 NEO compensation. These factors are further described, along with others, later in this CD&A.

2014 Corporate Performance Highlights

For 2014, State Street’s strategy focused primarily on four key themes: building on our strong core; pursuing new opportunities; achieving a digital enterprise; and maintaining our capital strength. We performed well relative to these goals. 2014 financial results reflect strength across our asset servicing and asset management businesses. However, the consistent low interest rate environment challenged net interest revenue. 2014 return on equity was 9.8%, somewhat lower than in 2013. In addition, we faced continuing pressure to address increasing regulatory requirements and expectations and related compliance costs during the year. Below are selected key indicators we use to monitor our performance that the Committee also considered in evaluating 2014 corporate performance for compensation purposes.

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Financial Performance Highlights

Consolidated Financial Performance

($ In millions, except per share data)	2014	2013	% Change
Revenue	$10,295	$9,884	4%
Total fee revenue	$8,031	$7,590	6%
Diluted earnings per share (EPS)	$4.57	$4.62	(1)%
Return on average common equity (ROE)	9.8%	10.5%

Total Shareholder Return

•	State Street’s cumulative total shareholder return (TSR) for 2014 was 8.7%, coming off a strong 2013 with TSR of 58.6%. Our 2014 TSR compares to:

—	the S&P Financial Index at 15.2%
—	the median for our 12-firm compensation peer group[1] at 14.7%

•	State Street’s cumulative TSR for the three years ended December 31, 2014 was 105.5%, compared to:

—	the S&P Financial Index at 101.1%
—	the median for our 12-firm compensation peer group at 110.3%

Strategic Objectives Performance Highlights

Common Stock Dividends and Share Purchases

•

We declared total quarterly common stock dividends of $1.16 per share in 2014, or approximately $490 million, compared to total quarterly common stock dividends of $1.04 per share, or approximately $463 million, in 2013

•

We purchased approximately 23.8 million shares of our common stock in 2014 at a total cost of approximately $1.65 billion, compared to purchases of approximately 31.2 million shares at a total cost of approximately $2.04 billion in 2013

Business Operations and Information Technology Transformation Program2

•

We completed our business operations and information technology transformation program that we announced in late 2010, achieving, over the course of the program, greater than $625 million of total pre-tax savings on an annual basis

Asset Servicing and Asset Management Performance

($ In trillions, except where otherwise noted)	2014	2013	% Change
Assets under custody and administration(1)	$28.19	$27.43	3%
Assets under management(1)	2.45	2.35	4%
Core asset servicing and asset management fee revenue ($ in millions)	6,336	5,925	7%
(1)	As of December 31, 2014.

[1]	For more information on our compensation peer group, see below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”
[2]	These pre-tax expense savings relate only to our business operations and information technology transformation program and are based on projected improvement from our total 2010 expenses from operations, all else being equal and with full effect in 2015.

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Capital Levels3

Our regulatory capital levels remained well above current regulatory minimum requirements in 2014. As of December 31, 2014, State Street Corporation’s

—	Common equity tier 1 risk-based capital ratio was 12.5%
—	Tier 1 risk-based capital ratio was 14.6%
—	Total risk-based capital ratio was 16.6%
—	Tier 1 leverage ratio was 6.4%

CCAR Results

We completed the Federal Reserve’s March 2014 Comprehensive Capital Analysis and Review, or CCAR process, without Federal Reserve objection to our 2014 capital plan. Under Federal Reserve rules, we must submit an annual capital plan to the Federal Reserve, taking into account the results of separate stress tests designed by us and by the Federal Reserve.

State Street’s 2014 performance is reviewed in greater detail in our annual report on Form 10-K, accompanying this proxy statement and previously filed with the SEC.

2014 Corporate and Individual Performance Evaluations

For 2014, the Compensation Committee evaluated State Street’s overall corporate performance. This evaluation included a structured assessment of corporate performance summarizing financial, strategic objectives and risk management performance, the results of which are set forth below:

Corporate Performance Summary	2014 Committee Evaluation
Financial Performance	Met Expectations
Strategic Objectives Performance	Above Expectations
Risk Management Performance	Met Expectations
Overall Performance	Met Expectations

Although the performance summaries reflect corporate performance as being at or above expectations, the Committee concluded that the need to address increasing regulatory requirements and expectations and related compliance costs during the year was a counterbalancing factor that merited a reduction to the annual incentive for each NEO. For more information on our corporate performance assessments, see “2014 Compensation Decisions – Corporate Performance.” For information concerning how the Committee incorporated the individual performance of our NEOs into 2014 compensation decisions, see “2014 Compensation Decisions – Individual Compensation Decisions.”

The following table summarizes the Compensation Committee’s 2014 compensation decisions for our NEOs, consistent with how the Committee views total compensation. The Committee reached these compensation decisions following an assessment of several corporate, individual and other factors. For comparative purposes, the table also presents 2013 and 2012 compensation decisions for those individuals who were NEOs for those years. While the table below summarizes how the Committee views compensation, it is not a substitute for the tables and disclosures required by the SEC’s rules, which begin on page 50. An explanation of the differences between the Committee’s calculations of compensation and compensation calculated under the SEC’s rules can be found beginning on page 40. Further detail on how individual pay decisions were made and descriptions of the pay elements can be found following this executive summary.

[3]	All regulatory capital ratios were calculated in conformity with the “advanced approaches” provisions of the Basel III final rule issued by the Board of Governors of the Federal Reserve System, in July 2013.

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

			Incentive Compensation			Total Compensation
Named Executive Officer	Year	Base Salary Rate	Non-Deferred Cash	Deferred Cash	Equity
Joseph L. Hooley	2014	$1,000,000	$1,250,000	$1,250,000	$10,000,000	$13,500,000
	2013	1,000,000	1,575,000	2,925,000	10,000,000	15,500,000
	2012	1,000,000	1,100,000	0	9,900,000	12,000,000
Michael W. Bell	2014	800,000	546,750	920,750	4,000,000	6,267,500
	2013	800,000	975,000	975,000	5,000,000	7,750,000
Michael F. Rogers	2014	908,710	742,500	1,482,500	5,200,000	8,333,710
	2013	908,710	795,000	2,385,000	4,500,000	8,588,710
Joseph C. Antonellis	2014	800,000	647,500	1,327,500	4,500,000	7,275,000
	2013	800,000	625,000	1,875,000	4,500,000	7,800,000
	2012	800,000	550,000	0	4,950,000	6,300,000
James S. Phalen	2014	850,000	666,000	794,000	5,200,000	7,510,000
	2013	750,000	695,000	2,085,000	4,500,000	8,030,000
	2012	750,000	590,000	0	5,310,000	6,650,000

Sound Compensation and Corporate Governance Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

	What We Do	What We Do Not Do
NEW NEW

✓    3-year performance period for performance-based restricted stock units (RSUs) promotes long-term performance

✓    Deferral of a significant amount of incentive compensation, discouraging short-term risk taking at the expense of long-term results

✓    Cash-based element of deferred compensation awards made in 2015 (for 2014 performance) mitigates dilutive effects of deferred compensation

✓    Active engagement with our shareholders on compensation and governance issues

✓    Clawback policy, in addition to existing forfeiture policy, permits the Compensation Committee to recoup certain compensation payments to NEOs and other members of the Management Committee, even after the payments have been received

✓    Share ownership guidelines for senior executives. Each of our NEOs is in compliance with these guidelines

✓    Independent compensation consultant and independent legal counsel to advise the Committee on executive compensation matters

✓    Annual risk review by the Compensation Committee of our incentive compensation arrangements, facilitated by overlapping membership between the Compensation Committee and our Risk Committee

✗    No agreements with NEOs providing for a change-of-control excise tax gross-up

✗    No “single-trigger” change-of-control vesting. “Double-trigger” change-of-control vesting in effect for all cash-based and equity-based deferred awards granted on and after February 2014. Double-trigger awards will not vest solely on account of a change of control but will require a qualifying termination following a change of control

✗    No short-selling or options trading, hedging transactions or speculative transactions in State Street securities for NEOs

✗    No continuing pension benefit accruals for NEOs under frozen defined benefit plans

✗    No tax gross-ups on perquisites for NEOs

✗    No excessive perquisites to our NEOs

✗    No option repricing or backdating of options

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Shareholder Outreach and “Say-on-Pay”

In addition to its assessment of corporate and individual performance, the Compensation Committee considers other factors in making its compensation decisions. Among these other factors is feedback from our shareholders. The Committee receives feedback from our shareholders through two primary channels:

•

Shareholder Outreach. We engage several of our largest shareholders to receive their specific perspectives on our compensation programs. For 2014, we expanded this process and held discussions with shareholders representing more than 30% of our outstanding common stock

•

“Say-on-Pay.” Annually at our shareholder meeting, we ask our shareholders to approve a non-binding advisory proposal on executive compensation. At our 2014 annual meeting, our shareholders approved that proposal with the vote of 94% of the votes cast

Based on the results of our “say-on-pay” vote and shareholder outreach, the Committee believes our shareholders, in general, support our overall executive compensation program. For the 2014 compensation year, we therefore have continued many of the elements of our existing compensation program, such as maintaining a high level of equity and deferral for incentive compensation awards to our NEOs.

One area of specific discussion we had with several of our shareholders involved the performance period and performance target of our performance-based RSUs. In response to those discussions, as well as others concerning the scope of our compensation recoupment provisions, for the 2014 compensation year we have:

•

NEW Extended to three years from one year the performance period of our performance-based RSUs awarded in 2015 (as part of incentive compensation for 2014) to promote the long-term incentive effects of this element of compensation for our NEOs

•	NEW Increased the ROE performance target used in performance-based RSUs, balancing an increased performance standard with risk considerations and an evolving regulatory environment

•

NEW Implemented a compensation clawback policy in 2015 (applicable to 2014 incentive compensation) permitting the Compensation Committee to recoup certain compensation payments to NEOs and other members of the Management Committee. This policy supplements our pre-existing incentive compensation forfeiture policy

The Committee also believes we should continue to monitor and integrate evolving market and regulatory compensation practices into our compensation programs as appropriate.

Compensation Committee Process Concerning Risk Alignment

For 2014, we continued our focus on aligning incentive compensation with appropriate risk management principles. We provided incentives designed not to encourage unnecessary or excessive risk-taking and established additional process controls and oversight. These features include:

•

Compensation Committee Interaction with Risk Committee. The Compensation Committee regularly communicates with the Risk Committee of our Board of Directors to integrate the Risk Committee’s input into compensation decisions. The Chair of the Risk Committee also serves on the Compensation Committee

•	Corporate Risk Summary Review. The Compensation Committee periodically reviews a corporate risk summary, prepared by the Chief Risk Officer, evaluating firm-wide risk performance in a number of areas

•	Annual Compensation Risk Review. The Compensation Committee annually reviews a compensation program risk presentation by the Chief Risk Officer and the Chief Human Resources Officer covering:

—	the alignment of State Street’s compensation plans with its safety and soundness

—	the identification of executives and other individuals whose roles may expose State Street to material amounts of risk (referred to as “material risk-takers”)

—	the activities of a multi-disciplinary control function committee created by management to formally review and assess incentive compensation arrangements throughout the organization

•

Risk-Based Adjustments to Incentive Compensation. We use a two-pronged process for risk-based adjustments to incentive compensation awards, as appropriate, for material risk-takers. This process involves both: (1) adjustments at the time awards are made (so-called “ex ante” adjustments) and (2) adjustments after the award is made (so-called “ex post” adjustments), through possible recoupment of incentive compensation that has already been awarded via forfeiture (before vesting and delivery) or clawback (after vesting and delivery)

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

•

Emphasis on Deferral and Equity-Based Compensation. We maintain significant levels of deferred compensation and equity-based compensation for our executives. Combined, these elements align an executive’s compensation with the risk results experienced by our shareholders. The high level of deferral places a significant amount of compensation at risk for possible forfeiture in specified circumstances. See below under the heading, “Other Elements of Compensation – Recourse Provisions.”

For a further discussion of the risk alignment of our compensation practices, see below under the heading “Alignment of Incentive Compensation and Risk.”

Compensation Philosophy

State Street develops and implements a compensation program for NEOs and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with appropriate risk management principles and our corporate values

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Design Elements

Elements of Compensation. Key elements of our total compensation program for our NEOs for 2014 are described below.

Element	Description	Considerations and Rationale	Clawback and Forfeiture(1) Provisions
Salary
Base Salary	• Fixed annual cash amount • Paid periodically throughout the year	• Compensates employees throughout the year based on day-to-day responsibilities	—
Annual Incentive Compensation
Cash Incentive (non-deferred)	• Variable cash amount • Paid as part of annual incentive compensation	• Provides a limited, immediately paid incentive opportunity based on annual performance	✓
Deferred Value Awards (DVAs)

•   DVAs are units representing the notional investment return of a money market instrument

•   Upon vesting, notional units are paid in cash

•   Vest ratably in 16 quarterly installments beginning in May 2015

•   Number of actual units awarded is increased to provide an estimated annual return of approximately 2.50% over the deferral period

		• Subject to time vesting criteria • Retains benefits of deferral for a portion of cash-based incentive compensation • Cash-based compensation mitigates the dilutive effects of deferred compensation	✓
Long-Term Incentive Compensation
Performance- Based Restricted Stock Units (RSUs)

•   Equity-based compensation

•   RSUs ultimately earned are based on State Street’s average annual GAAP ROE performance over the three-year performance period 2015-2017, subject to adjustment for pre-established, objectively determinable factors(2)

•   GAAP ROE performance target is 9%; RSUs are earned under the following schedule:

•   Subject to performance-based vesting

•   The ultimate number of shares received may be less than (but not more than) the initial number of RSUs awarded

•   Performance target increased for most recent award (i.e., 2014, awarded in 2015), balancing an increased performance standard with risk consid-

✓

GAAP ROE Performance	Payout Rate (% of Target)	erations and an evolving regulatory environment • Equity-based compensation directly reflects the rewards and risks shared with shareholders
< 0.0%	0%
> 0.0% - 3.0%	30%
3.0% - 9.0%	30% - 100%
> 9.0%	100%

• RSUs ultimately earned “cliff” vest in one installment in February 2018
Deferred Share Awards (DSAs)	• Equity-based compensation • Vest ratably in four annual installments beginning in February 2016	• Subject to time vesting criteria • Equity-based compensation directly reflects the rewards and risks shared with shareholders	✓

(1)	Unless otherwise noted, all identified elements of compensation, other than base salary, are subject to both clawback and forfeiture provisions. The cash incentive is not deferred, and therefore forfeiture is not applicable.

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

(2)	Early in each compensation year, the Compensation Committee identifies specific types of objectively determinable factors that could affect performance measures during the year. The Committee establishes that the effects of those factors will be excluded from the calculation of the performance measures. Factors that result in an adjustment to the calculation of performance measures include: acquisitions, dispositions and similar transactions and related securities issuances and expenses; changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the compensation year; and restructuring charges and expenses. However, the Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under performance awards below the payouts that would otherwise result from adjustments for any of these factors. See also below under the heading, “Other Elements of Our Process – Prior Year Performance Award Results.”

Clawback and Forfeiture Provisions.

•

Forfeiture. Before vesting and delivery to the executive, all deferred incentive compensation (i.e., DVAs, performance-based RSUs and DSAs) for our NEOs is subject to post-award forfeiture provisions generally relating to material loss or harm suffered by State Street, due to the executive’s fraud, gross negligence or misconduct or a financial inaccuracy under which the executive would have received a smaller award

•

Clawback. After vesting (if applicable) and delivery to the executive, all incentive compensation, both cash- and equity-based, for our NEOs is subject to recoupment, or “clawback,” in specified circumstances generally relating to fraud or willful misconduct by the executive that results in material harm to State Street or a material financial restatement

For a description of these clawback and forfeiture provisions, see below under the heading, “Other Elements of Compensation – Recourse Provisions.”

2014 Compensation Decisions

Total Compensation Approach

The Compensation Committee evaluates individual compensation for our NEOs and other executive officers by looking at total compensation, consisting of base salary and incentive compensation.

Base Salary. Base salary is a fixed annual cash amount and historically has been a relatively small portion of total compensation in comparison to total incentive compensation for the NEOs. Excluding Mr. Phalen, annual base salary rates for the NEOs for 2014 remained unchanged from their levels in 2013. During 2014, Mr. Phalen received an increase of $100,000 (to $850,000) to his base salary rate in connection with his promotion to Vice Chairman.

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements paid as long-term incentive and cash-based elements paid as annual incentive. The Committee believes a significant amount of incentive compensation should take the form of deferred awards and particularly equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

The following charts present for Mr. Hooley and for our other NEOs, on average, the approximate percentage of 2014 incentive compensation represented by each of the principal incentive elements awarded.

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

By paying a significant portion of our NEOs’ compensation in equity and by requiring vesting of that component over the course of a four-year period, in the case of DSAs, and a three-year period, in the case of performance-based RSUs, the Committee creates an incentive structure where executives share in both the rewards and the risks of share ownership. Due to the influence that our Chief Executive Officer has over our long-term strategies and results, the Committee believes it is important to provide an even greater emphasis on equity-based incentives for Mr. Hooley. Therefore, in 2014, he received a higher percentage of his incentive compensation in deferred equity-based awards than the average of our other NEOs.

Combining the deferred equity-based awards with the deferred cash-based awards, on average, approximately 90% of our NEOs’ incentive compensation, including Mr. Hooley’s, is in the form of deferred compensation and remains subject to both forfeiture and clawback in specified circumstances. The remaining approximately 10% average non-deferred cash element of our NEO’s incentive compensation is also subject to clawback. This mix maintains a significant alignment between incentive compensation and appropriate risk management principles.

Compensation Assessment Framework

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. In evaluating these factors and making 2014 compensation decisions for the NEOs, the Committee used the following framework:

The determination of total compensation does not result from a specific formula; although, over or under-performance in one or more areas will generally influence an increase or decrease, as the case may be, in an executive’s incentive compensation relative to that executive’s targets, particularly the annual incentive target. See below under the heading, “Individual Compensation Decisions—Individual Compensation Targets.” The Committee balances these corporate and individual results, together with additional applicable factors, to reach final total compensation decisions.

Corporate Performance

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The corporate performance framework uses a structured evaluation of three separate summaries of corporate performance covering financial performance, strategic objectives performance and risk management performance. State Street does not, for its incentive compensation program, set specific formulaic company performance metrics or targets. The Compensation Committee received financial, strategic objectives and risk management performance updates in July and December 2014, with an additional financial performance update in October 2014. The Committee received the final 2014 performance summaries in early 2015. The Committee’s overall evaluation, balancing positive and negative performance outcomes in each of these areas, was a significant factor in 2014 incentive compensation decisions for our NEOs. A brief description of each of the three performance summaries follows:

Performance Summary	Areas Reviewed	2014 Performance Summary	2014 Committee Evaluation
Financial Performance	• Revenue • EPS • ROE • Total shareholder return

•    Revenue exceeded 2013 on both a GAAP and operating basis(1); EPS and ROE decreased from 2013 on a GAAP basis, but increased on an operating basis

•    Selected 2014 operating-basis performance metrics(2), compared to our two most direct competitors and to the median of our 12-firm compensation peer group(3):

Met Expectations

2014 Performance Metric (Operating Basis)(1)(2)	12-Firm Compensation Peer Group(3)	Two Most Direct Competitors(3)
Revenue growth	Above median	Above 1 competitor Below 1 competitor
EPS growth	Above median	Above competitors
Return on equity	Above median	Above competitors
Total shareholder return	Below median	Below competitors

Strategic Objectives Performance	• Build on strong core • Pursue new opportunities • Achieve a digital enterprise • Talent, culture and innovation

•    Implemented multi-faceted realignment of client relations and sales organizations, including organization, incentives, technology, communications, marketing and research

•    Strengthened capabilities in growth markets and initiated realignment of legal entities to optimize efficiencies

•    Established strategic relationships and commercialized new products in developing State Street Global Exchange, our data and analytics business

•    Completed business operations and information technology transformation program announced in late 2010

•    Established Office of Regulatory Initiatives to, among other things, promote culture and regulatory awareness

•    Executed a senior management-driven global communications initiative to drive employee commitment to strategy execution

Above Expectations
Risk Management Performance	• Loss experience across operational, fiduciary and credit risks • Capital adequacy • Liquidity profile • Off-balance sheet exposures • Stress testing • Credit ratings

•    Maintained capital levels well above current regulatory minimum requirements

•    Managed to an adequate liquidity profile

•    Completed the Federal Reserve’s March 2014 CCAR process, without the Federal Reserve objecting to our 2014 capital plan

•    Fitch Ratings upgraded State Street Corporation’s rating to ‘AA-’ from ‘A+’ in August 2014

•    Experienced continuing pressure to address increasing regulatory requirements and expectations

•    Established legal accruals associated with foreign exchange and transition management matters

Met Expectations
Overall Performance	• Financial performance • Strategic objectives performance • Risk management performance	• Reflects an overall assessment of all three summaries of corporate performance, balancing positive and negative outcomes in each of these areas	Met Expectations

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(1)

State Street measures and reports its financial performance in accordance with U.S. generally accepted accounting principles, referred to as GAAP. State Street also separately measures and compares its financial performance on a non-GAAP basis, referred to as operating basis, because it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. State Street believes operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP. Operating-basis and other non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, financial information prepared in accordance with GAAP.

(2)

2014 revenue growth and EPS growth are in comparison to 2013. Data for our two most direct competitors and for the 12-firm compensation peer group was obtained from a third-party service provider. That data is presented on a non-GAAP basis, derived from information available in the relevant company’s publicly available financial information under a methodology developed by the service provider. The data reviewed therefore differs from each company’s presentation in accordance with GAAP and may also differ from State Street’s “operating-basis” presentation (see note 1 above) and any adjusted, non-GAAP, presentation each company may present in its publicly available financial information.

(3)

Our two most direct competitors are The Bank of New York Mellon Corporation and Northern Trust Corporation. These firms are included in our 12-firm compensation peer group. For a description of our 12-firm compensation peer group, see below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”

Individual Compensation Decisions

Individual Compensation Targets

For 2014, the Compensation Committee established specific, individualized compensation level targets for each NEO. The Committee introduced these targets in early 2013 to provide additional structure for determining incentive compensation. The Committee developed an annual incentive target and a long-term incentive target for each NEO. These targets were based upon an assessment of the executive’s role and responsibilities at State Street and relevant competitive and market factors.

•

Annual Incentive. The annual incentive is designed to reflect the executive’s specific performance for the year. Therefore, the actual annual incentive can be expected to vary from the relevant target compensation level with the company’s and the executive’s performance from year to year. This final annual incentive is bounded by a wide range, between 0% and 200% of target, to permit variability, due to performance during the year.

•

Long-Term Incentive. The long-term incentive is designed to reflect State Street’s long-term performance trend, as well as the core responsibilities associated with the executive’s role over time. Therefore, the actual long-term incentive awarded can generally be expected to remain more consistent from year to year in comparison to the annual incentive, absent a change in (1) State Street’s long-term performance trend, (2) the executive’s responsibilities or (3) market practices. For 2014, we introduced the potential for variation of the long-term incentive under ordinary circumstances (i.e., in the absence of any of these changes) within a narrow range of 80% to 120% of the target. The actual amount within the range is based on an assessment of leadership behaviors we believe to have a long-term effect, such as commitment to cross-organization initiatives, serving as an ethical role model, enhancing a culture of compliance and prudent risk-taking and championing diversity and citizenship.

In making individual incentive compensation decisions for each of our NEOs, the Committee determines an amount of annual incentive and of long-term incentive separately. The Committee then adds those two amounts together to reach a total incentive for the executive.

The 2014 annual and long-term incentive compensation targets established by the Compensation Committee for each of our NEOs were as follows:

Name	Annual Incentive Target	Long-Term Incentive Target	Total 2014 Target Incentive Compensation
Joseph L. Hooley	$3,000,000	$10,000,000	$13,000,000
Michael W. Bell(1)	1,950,000	4,000,000	5,950,000
Michael F. Rogers(2)	2,800,000	5,200,000	8,000,000
Joseph C. Antonellis	2,500,000	4,500,000	7,000,000
James S. Phalen(3)	2,800,000	5,200,000	8,000,000
(1)

Mr. Bell’s annual and long-term incentive targets were specified in a letter agreement dated May 23, 2013. The agreement provides for a target annual incentive compensation award of $1,950,000 for 2014 and a target long-term incentive compensation award of $4,000,000 for 2014. Going forward, the agreement does not specify any incentive compensation targets.

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(2)

Mr. Rogers’ 2013 annual incentive target of $2,500,000 and long-term incentive target of $4,500,000 were increased to $2,800,000 and $5,200,000, respectively, for 2014 primarily to reflect the influence of his role on State Street’s overall performance.

(3)

Mr. Phalen’s 2013 annual incentive target of $2,500,000 and long-term incentive target of $4,500,000 were increased to $2,800,000 and $5,200,000, respectively, for 2014 in connection with his promotion to Vice Chairman.

The Committee retains the ability to deviate from the annual and long-term incentive targets (higher or lower), their designed purposes or the form of compensation delivered as it deems appropriate based on performance or other factors or circumstances.

Individual Performance

In determining the total compensation for each NEO, the Committee also considered that officer’s individual performance. The Committee recognized the following contributions, in particular, of our NEOs:

Mr. Hooley. During 2014, Mr. Hooley effectively led State Street through a continued period of market uncertainty and a challenging regulatory environment characterized by evolving and heightening requirements and expectations. Under Mr. Hooley’s leadership in 2014, among other things, we:

•	Building on our strong core

—	Grew total fee revenue by 6% over 2013, including growth in total servicing fee and management fee revenue of 7% over 2013
—	Strengthened talent and culture as a basis for achieving our strategy, increasing innovation and continually improving risk excellence
—	Implemented a company-wide sector-based sales strategy to enhance our ability to deliver value-added solutions to clients

•	Pursuing new opportunities

—	Continued to execute State Street Global Advisors strategic plan to improve operational efficiency, using the proceeds to invest in new product capabilities and to expand distribution
—	Invested in our State Street Global Exchange data and analytics business
—

Took steps to optimize our global footprint by refining our focus on markets outside of the U.S. that we believe represent strong opportunities for long-term growth and by commencing a plan to simplify our legal structure in Europe

•	Achieving a digital enterprise

—

Continued to be an industry leader in operations transformation through investment in technology infrastructure and resiliency, agile development capabilities and process automation such as increased straight-through-processing in global transaction processing

—

Completed our business operations and information technology transformation program that we announced in late 2010, achieving, over the course of the program, greater than $625 million of total pre-tax savings on an annual basis[4]

•	Maintaining our capital strength

—	Completed the Federal Reserve’s March 2014 CCAR process, without the Federal Reserve objecting to our 2014 capital plan
—	Continued to prioritize the return of capital to our shareholders and returned a total of approximately $2.14 billion to shareholders through common stock dividends and repurchases in 2014
—	Maintained capital ratios as of year-end 2014 that were well above current regulatory minimum requirements

Mr. Bell. In his first full year at State Street, Mr. Bell developed a strategy to address emerging capital requirements and oversaw issuances of preferred stock, implementing one of the initial phases of that strategy. Further, he developed a plan to improve the capital return on key growth products, such as enhanced custody. Organizationally, Mr. Bell initiated additional structural and cultural changes within the finance department, including recruiting top talent into regulatory and investor relations roles.

Mr. Rogers. As the head of our largest business, State Street Global Services-Americas and Global Markets, Mr. Rogers demonstrated considerable leadership in the development of innovative new products, an enhanced operating model and a stable and

[4]	See footnote 2 on page 29.

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talented leadership team. He continued to promote and achieve the development of new, and the retention of existing, business, achieving strong overall financial performance. At the end of 2014, the strength of his continuing leadership and performance was recognized with his promotion to the role of President and Chief Operating Officer.

Mr. Antonellis. Mr. Antonellis led the growth of our sector sales initiative in our non-U.S. regions to achieve net sales gains and develop sales talent in key markets. At the same time, he exhibited strong cost control, including driving the successful completion of our business operations and information technology transformation program outside the United States. Mr. Antonellis also further enhanced governance across our non-U.S. businesses and effectively initiated a program to simplify our European legal structure.

Mr. Phalen. Mr. Phalen oversaw the successful completion of our business operations and information technology transformation program, globally, including achievement of overall cost savings in excess of the high end of original projections. While doing so, he began implementing the vision for the next stage of our innovative evolution—achieving a digital enterprise. Mr. Phalen also organized and assumed leadership of our new Office of Regulatory Initiatives to coordinate and enhance our response to and adoption of evolving and heightened regulatory requirements and expectations.

Additional Factors and Individual Compensation Results

Each of the NEOs has influence over a broad spectrum of corporate activities. Therefore, in determining 2014 incentive compensation, the Compensation Committee emphasized the overall corporate performance summaries described above. Although the performance summaries reflect corporate performance as being at or above expectations, the Committee concluded that the need to address increasing regulatory requirements and expectations and related compliance costs during the year was a counterbalancing factor that merited a reduction to the annual incentive for each NEO.

The Compensation Committee’s 2014 total compensation decisions for each of the NEOs are presented in the table below. The table below is intended to help shareholders understand the process and philosophy the Committee used in calculating NEO compensation for 2014 performance. This information differs from the total compensation in the Summary Compensation Table on page 50 (as required by SEC rules). Note (1) to the table below describes the relationship between the amounts reported in the table below and those amounts reported in the Summary Compensation Table and related tables beginning on page 50. While the table below is presented to explain how the Committee determines compensation, the table and its accompanying disclosure are not a substitute for the tables and disclosures required by the SEC’s rules.

Named Executive Officer(1)	Year	Annual Base Salary	Annual Incentive Awards		Long-Term Incentive Awards			Total Compensation
			Non-Deferred Cash	DVAs	Performance- Based RSUs	Non-Deferred Stock Awards	DSAs
Joseph L. Hooley	2014	$1,000,000	$1,250,000	$1,250,000	$6,000,000	$0	$4,000,000	$13,500,000
	2013	1,000,000	1,575,000	2,925,000	6,000,000	0	4,000,000	15,500,000
	2012	1,000,000	1,100,000	0	4,950,000	0	4,950,000	12,000,000
Michael W. Bell	2014	800,000	546,750	920,750	2,400,000	0	1,600,000	6,267,500
	2013	800,000	975,000	975,000	3,000,000	0	2,000,000	7,750,000
Michael F. Rogers	2014	908,710	742,500	1,482,500	3,120,000	0	2,080,000	8,333,710
	2013	908,710	795,000	2,385,000	2,700,000	0	1,800,000	8,588,710
Joseph C. Antonellis	2014	800,000	647,500	1,327,500	2,700,000	0	1,800,000	7,275,000
	2013	800,000	625,000	1,875,000	2,700,000	0	1,800,000	7,800,000
	2012	800,000	550,000	0	2,077,200	795,600	2,077,200	6,300,000
James S. Phalen	2014	850,000	666,000	794,000	3,120,000	0	2,080,000	7,510,000
	2013	750,000	695,000	2,085,000	2,700,000	0	1,800,000	8,030,000
	2012	750,000	590,000	0	2,655,000	0	2,655,000	6,650,000

(1)	The compensation described in the table above differs from the compensation described in the Summary Compensation Table beginning on page 50 in the following respects:

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—	Base Salary. The amounts presented in the table above under the heading “Annual Base Salary” reflect the year-end annual base salary rate applicable for each NEO, which is how the Compensation Committee considers base salary in its evaluations of total compensation. This is the case even for executives that join (as is the case for Mr. Bell for 2013) State Street during the year or if an executive were to receive a salary increase during a year (as is the case for Mr. Phalen for 2014). Under applicable SEC rules, the amounts presented for salary in the Summary Compensation Table (column (c)) represent the amount of base salary actually earned by each NEO during the relevant year.
—	DVAs. DVAs are a cash-based element of deferred compensation. DVAs are units representing the notional investment return of a money market instrument. The number of actual units awarded is increased by an amount (5.34% and 4.70% for the 2014 and 2013 compensation years, respectively) estimated to provide an annual return of approximately 2.50% (for the 2014 compensation year) and 2.25% (for the 2013 compensation year) on the dollar-denominated value of the award over the deferral period. Each DVA therefore represents units equal to 105.34% (for the 2014 compensation year) and 104.70% (for the 2013 compensation year) of the dollar-denominated amount of the award. The DVA amounts presented in the table above do not include this adjustment factor, as the adjustment is intended to provide the overall desired investment return on the deferred cash-based compensation. The DVA amounts included in the Summary Compensation Table are increased to reflect this adjustment factor. See note (2) to the Summary Compensation Table.
—	Equity-Based Compensation. The table above reflects incentive compensation equity awards for the compensation year they are awarded even if the Compensation Committee actually grants those awards at the conclusion of its incentive compensation process early in the subsequent fiscal year. In contrast, SEC rules require the Summary Compensation Table (column (e)) and related tables to reflect the amount of equity compensation in the year it is actually awarded. Therefore, the Summary Compensation Table reflects equity compensation attributable to different calendar years than as viewed by the Committee. For example, from the Committee’s perspective, (i) the amounts in the equity compensation columns of the Summary Compensation Table for 2014 represent the equity-based compensation for the 2013 compensation year that was actually awarded in 2014 and (ii) the 2014 amounts in the table above represent the equity-based compensation granted in February 2015 for the 2014 compensation year. In addition, the Summary Compensation Table (column (e)) includes defined contribution deferred share awards under our Executive Supplemental Retirement Plan. Consistent with the discussion under the heading “Total Compensation Approach,” the Committee does not view these retirement benefits conceptually as a component of total compensation.
—	Total Compensation. The amounts disclosed in the above table under the heading “Total Compensation” and the amounts reported in column (j) of the Summary Compensation Table differ in two principal respects. First, as described above in this note (1), SEC rules require a different presentation of base salary, DVAs and equity-based compensation in the Summary Compensation Table from the methodology used by the Compensation Committee in its compensation decisions. Second, the totals in the Summary Compensation Table include amounts related to the change in pension value during the relevant year, which the Committee does not view conceptually as a component of total compensation awarded as part of the regular annual compensation cycle. The Committee was aware that, effective January 1, 2008, for our NEOs, we began transitioning all of our defined benefit retirement plans to defined contribution plans and all related transition periods were completed as of December 31, 2010. There are no continuing pension benefit accruals for our NEOs under these frozen pension plans. In addition, meaningful data from the peer group regarding annualized retirement values are generally not available and, therefore, cannot be readily used as a quantitative factor in evaluating compensation compared to the peer group.

Other Elements of Our Process

Roles of the Committee and the CEO

The Compensation Committee has direct responsibility for executive officer compensation plans, policies and programs at State Street and for establishing the overall compensation philosophy for executive officers, other than the Chief Executive Officer. The Committee, in consultation with the other independent directors, performs those same functions with respect to the Chief Executive Officer. References in this CD&A to the Committee’s compensation decisions for the Chief Executive Officer also represent references to the other independent directors. In making compensation decisions for the other NEOs, the Committee considers the recommendations of the Chief Executive Officer and input from the other independent directors.

The Committee met six times from April 2014 to March 2015 regarding 2014 NEO compensation and evaluated a broad range of corporate performance factors, individual performance updates and market information. The Committee also considered evolving trends, practices and guidance in the design, regulation, risk alignment and governance of compensation matters in the U.S. and other jurisdictions. During these meetings, the Committee received regular updates, including from the Committee’s independent compensation consultant and independent external legal counsel, on these and other matters, particularly with respect to the financial services industry.

Peer Group and Benchmarking

Among the many factors used in determining executive compensation, we benchmark our total compensation against a peer group of other major financial services companies. The Compensation Committee did not treat peer group data as definitive when determining 2014 executive compensation. Rather, it referenced peer group data, but formed its own perspective in determining compensation for our NEOs based on a subjective evaluation of many factors.

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We consider few firms to be true comparators for the specific scope of our primary business activities. We include our two most direct competitors (The Bank of New York Mellon Corporation and Northern Trust Corporation) in our peer group. We also include other firms with which we compete in some aspects of our businesses and for executive talent. The group varies in firm size and business lines and the nature of applicable regulation. Our generally applicable peer group, approved by the Committee, consists of the following 12 firms:

Ameriprise Financial, Inc.	JPMorgan Chase & Co.
The Bank of New York Mellon Corporation	Morgan Stanley
BlackRock, Inc.	Northern Trust Corporation
Capital One Financial Corporation	The PNC Financial Services Group, Inc.
Franklin Resources, Inc.	U.S. Bancorp
The Goldman Sachs Group, Inc.	Wells Fargo & Company

A subset of the above firms, consisting of Bank of New York Mellon, Capital One, JPMorgan, Northern Trust, PNC Financial Services, U.S. Bancorp and Wells Fargo, is used for Mr. Hooley. The Committee believes this subset contains the comparator companies most appropriate for evaluating compensation of the Chief Executive Officer position.

In 2014, State Street compiled market compensation data from the applicable peer group for benchmarking purposes in collaboration with Meridian Compensation Partners, the Committee’s independent compensation consultant. The market compensation data comprised publicly disclosed compensation and multiple compensation surveys provided by other compensation data providers. In evaluating this data, the Committee considers total compensation to consist of base salary and incentive compensation. In addition to this peer group data, the Committee received regular updates during 2014 and 2015 regarding identified market trends and compensation actions at major financial services institutions.

The Committee recognizes that the peer group companies vary in size and business lines. In addition, the nature of the roles of executives varies by firm. Therefore, as noted above, the Committee referenced peer group data, but formed its own perspectives on appropriate compensation levels for our NEOs on a subjective evaluation of many factors.

Prior-Year Performance Award Results

In February 2015, the Compensation Committee reviewed State Street’s 2014 financial results to determine compensation payouts for each of our NEOs under performance-based compensation awarded in prior years, based in whole or in part on metrics for periods ended December 31, 2014. There was only one such award, and it was based on a one-year performance period. For 2014 incentive compensation (awarded in February 2015 and discussed in this CD&A), we extended the performance period of our performance-based RSUs to three years to promote the long-term incentive effects of this element of compensation for our NEOs. For a description of these re-designed performance-based RSUs, see above under the heading, “Compensation Design Elements.” The prior-year performance-based RSU, awarded in February 2014 (as part of 2013 incentive compensation), paid out in February 2015 as follows:

Grant	Performance Period	Target Performance	Actual Performance	Payout (% of Target)
2013 Performance-based RSUs	2014	8.0% GAAP ROE	9.8%	100%

These performance-based RSUs converted into State Street common stock in February 2015. One-fourth of the shares of common stock vested at that time, with the remaining shares scheduled to vest ratably in annual installments over the next three years.

Early in each compensation year, the Committee identifies specific types of objectively determinable factors that could affect performance measures during the year. In doing so, the Committee establishes that the effects of those factors will be excluded from the calculation of the performance measures. Factors that could result in an adjustment to the calculation of the above performance measures include: acquisitions, dispositions and similar transactions and related securities issuances and expenses; changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the compensation year; and restructuring charges and expenses. However, the Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under performance awards below the payouts that would otherwise result from adjustments for any of these factors. There were no adjustments due to these factors with respect to the above award payouts.

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Compensation Consultant

Consultant for 2014 compensation. The Compensation Committee has directly retained the services of Meridian Compensation Partners to provide compensation consulting to the Committee. Meridian regularly participated in meetings and executive sessions of, and advised, the Committee in connection with its services. Meridian did not provide any other services to State Street during 2014.

The Committee believes the consultant’s primary representatives advising the Committee must be independent of management and the Committee in order for the consultant to provide appropriate advice on compensation matters. Therefore, the Committee has adopted a policy requiring an annual assessment of compensation consultant independence based on the requirements of the New York Stock Exchange. In December 2014, the Committee reviewed the independence of Meridian’s primary representatives under the policy. Following its review, the Committee determined the primary representatives of Meridian to be independent and that no conflicts of interest had been raised by the services of Meridian or its primary representatives.

Consultant for Prior-Year Compensation. The Compensation Committee’s compensation consultant in recent prior years had been Aon Hewitt. Aon Hewitt’s primary representative to the Committee retired following the 2013 compensation cycle, which ended in the first quarter of 2014. As a result, Aon Hewitt performed compensation consulting services for the Committee during the early part of 2014—all relating to compensation for the 2013 compensation year. Aon Hewitt was directly retained by the Committee, and in December 2013 the Committee determined Aon Hewitt’s primary representatives to be independent and that no conflicts of interests had been raised by the services of Aon Hewitt or its primary representatives.

In 2014, State Street retained McLagan Partners, a consulting, productivity and performance benchmarking firm. McLagan Partners provided us with consulting and market data services, primarily supporting an assessment of compensation levels across our global organization for 2014. McLagan Partners is owned by Aon plc, the company that acquired Hewitt Associates in October 2010, forming Aon Hewitt. State Street’s relationship with McLagan Partners predates Aon’s 2010 acquisition of Hewitt Associates. The primary representative of Aon Hewitt advising the Compensation Committee in early 2014 with respect to 2013 compensation did not participate in the provision of these other services by McLagan Partners. Management directly engaged McLagan Partners, and the Committee had no role in making or approving the engagements. The total fees paid by State Street to Aon Hewitt in 2014 for compensation consultant services provided to the Committee were approximately $77,000, or less than 0.01% of Aon plc’s 2014 consolidated total revenue. The total fees paid by State Street to McLagan Partners in 2014 for other services provided were approximately $1.0 million, also less than 0.01% of Aon plc’s 2014 consolidated total revenue.

In December 2013, the Committee also reviewed several safeguards developed by Aon Hewitt to promote the independence of the compensation advice it provides. The safeguards included: strong confidentiality requirements and a code of conduct; a policy against investing in client organizations; management of multi-service client relationships by separate account executives; clearly defined engagements with compensation committees that are separate from any other services provided; formal segregation of executive compensation services into a separate business unit; no incentives for cross-selling of services, and no compensation rewards based on other results; no offers of more favorable terms for organizations that retain Aon Hewitt for additional services; and consulting work limited to boards, compensation committees and companies, with no representation of individual executives. At the Committee’s December 2013 meeting, the primary representative confirmed Aon Hewitt’s compliance with these safeguards in connection with its services to the Committee.

Data Providers. The Committee reviews data prepared by Towers Watson & Co. and McLagan Partners as part of its consideration of compensation matters. Towers Watson, like McLagan Partners, was engaged by our Global Human Resources group based on its specialized expertise in the financial services industry. Towers Watson and McLagan have provided other services to State Street in the past and may do so in the future.

Other Elements of Compensation

Additional elements of our compensation program for our NEOs include the following.

Recourse Provisions

The 2014 incentive compensation awards to our NEOs are subject to recourse provisions, including clawback and forfeiture, as described below. The awards are also subject to any compensation recovery or similar requirements under applicable law (including implementing regulations) and related company policies. This approach is intended to comply with applicable banking regulations and regulatory guidance on incentive compensation and will be interpreted and administered accordingly. The Compensation Committee anticipates reviewing the terms of these recourse provisions in light of evolving market practices and regulatory guidance and may alter its approach for future incentive compensation awards.

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Clawback. All amounts vested and delivered to our NEOs under the 2014 incentive compensation awards, including cash incentive, performance-based RSUs, DSAs and DVAs, contain clawback provisions providing for the repayment of those amounts, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether clawback is appropriate, making that determination within four years (in the case of performance-based RSUs) or three years (in the case of all other forms of incentive compensation) of the date of the grant of the award. The events for which clawback may occur include where the executive engaged in fraud or willful misconduct that directly resulted in either:

•	financial or reputational harm that is material to State Street and resulted in the termination of the executive’s employment for cause

•	a material financial restatement by State Street contained in a filing with the Securities and Exchange Commission

Forfeiture. All of the 2014 deferred incentive compensation awards to our NEOs, including performance-based RSUs, DSAs and DVAs, contain provisions permitting the reduction or cancellation of the amount to be vested and delivered under the award, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether forfeiture is appropriate. The events for which forfeiture may occur include:

•

if the executive’s actions exposed State Street to inappropriate risk or risks (including where the executive failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect the executive to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to State Street’s or a relevant business unit’s revenue, capital and overall risk tolerance

•	if the executive engaged in fraud, gross negligence or any misconduct that was materially detrimental to the interests or business reputation of State Street or any of its businesses

•

if, as a result of a material financial restatement or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria, the executive would have received a smaller or no award

Retirement Benefits

Our NEOs are eligible to participate in our 401(k) defined contribution retirement plan available to our employees generally. The plan currently includes a matching employer contribution of 5%. We also maintain a frozen qualified defined benefit pension plan for certain U.S. employees that determines benefits based on an account balance that is increased annually by interest credits. Each of our NEOs (other than Mr. Bell) participates in this plan; no additional annual pay credits, however, are provided to their accounts. Because pension benefits under our qualified defined benefit plan are limited by Internal Revenue Code restrictions, we maintain two supplemental pension programs, both of which are frozen. One is designed to make up for limits imposed by the qualified plan or by the Internal Revenue Code on qualified-plan benefits, and a second was originally designed to provide pension benefits equal to a specified percentage of compensation. The latter plan now provides for two separate benefit components: (1) a frozen traditional defined benefit component, in which our NEOs (other than Messrs. Bell and Rogers) participate; but for which no further contributions are being made, and (2) a defined contribution component. For our NEOs, the defined contribution component consists of an annual defined contribution credit and an annual deferred share award. In December 2014, as part of the 2015 corporate budget-setting process, the Compensation Committee amended the plan to suspend annual defined contribution benefits for the 2015 compensation year. Under the December 2014 amendment, both the $200,000 annual defined contribution credit and the $200,000 annual defined contribution deferred share award were reduced to zero for the 2015 compensation year for our NEOs. The amendment applies to the 2015 compensation year (with contributions for that year scheduled to be credited in the first quarter of 2016) and does not affect contributions for the 2014 compensation year (credited in the first quarter of 2015) or for compensation years subsequent to 2015.

These plans are described in further detail below under the heading “Pension Benefits as of December 31, 2014.”

Deferred Compensation

We maintain a nonqualified deferred compensation plan that allows NEOs, other executive officers and others to defer both base salary and the portion of annual incentive bonuses payable in immediately available cash. Participants receive a return based on one or more notional investment options selected by the participant. Currently, the investment options include a money market fund, three State Street Global Advisors (SSGA) funds and a State Street common stock fund. The nonqualified deferred

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compensation plan supplements deferrals made under our tax-qualified 401(k) plan. We provide these nonqualified deferred compensation benefits because, in our experience, most companies of our size provide a similar benefit to their senior employees. This plan is described below under the heading “2014 Nonqualified Deferred Compensation.”

Perquisites

We provide a modest level of perquisites, such as financial planning, annual physicals and personal liability coverage, to our NEOs. In addition, we provide a driver and other security benefits to Messrs. Hooley and Antonellis. We offer parking benefits to our other NEOs. We provide these benefits because we believe some level of personal benefits is necessary as part of a competitive compensation arrangement for senior executives. We do not provide a tax gross-up for the income attributable to any perquisite for our NEOs.

Change-of-Control Agreements

Under a long-standing program, we have change-of-control agreements in place with each of our NEOs. We provide these agreements because we believe providing some protection in the event of a change of control is necessary to attract and retain high quality executives and to keep their attention on the business during the period leading up to a possible change of control.

Updates for 2014. In 2014, the Committee approved two modifications to our change-of-control benefits:

•

Elimination of Excise Tax Gross-Ups. State Street and each of its NEOs and other executive officers amended the change-of-control agreements to eliminate the change-of-control excise tax gross-up provisions after the NEOs voluntarily offered to remove the provision from their agreements

•

“Double-Trigger” Vesting. State Street added a double-trigger change-of-control vesting provision to its 2006 Equity Incentive Plan (as amended), to its Amended and Restated Supplemental Cash Incentive Plan and to award agreements under those plans. This new standard applies to all equity awards and DVAs granted on or after February 20, 2014. The double-trigger provides, in the context of a change of control, that awards will only receive accelerated vesting if the executive incurs a qualifying termination following a change of control

Our change-of-control arrangements are further described below under the heading “Potential Payments Upon Termination or Change of Control—Change of Control.”

Executive Equity Ownership Guidelines, Practices and Policies

State Street believes executive stock ownership is an important mechanism to promote alignment of our executives’ interests with those of our shareholders. It also effectively incents our executives to meet our financial, strategic and risk management objectives. To foster these benefits appropriately, we have implemented several practices, policies and guidelines.

Stock Ownership Guidelines. We have stock ownership guidelines that apply to all executive officers, including the NEOs. These guidelines require ownership of a number of shares of common stock with a value equal to a multiple of the relevant executive’s annual base salary. The specific multiple varies by the executive’s role, from a multiple of seven for our Chief Executive Officer to a multiple of two for an executive officer that does not serve on our Management Committee. The multiples of base salary applicable under the guidelines to our NEOs are as follows:

Name	Common Stock Ownership Guideline Multiple of Annual Base Salary	Executive Exceeds Ownership Guideline
Joseph L. Hooley	7	✓
Michael W. Bell	5	✓
Michael F. Rogers	5	✓
Joseph C. Antonellis	5	✓
James S. Phalen	5	✓

The level of ownership is calculated on the same date used for the beneficial ownership table in our annual meeting proxy statement and by reference to the closing price of our common stock on the New York Stock Exchange on that date. Ownership includes unvested shares, DSAs and earned performance-based RSUs (on an after-tax basis), including shares held under our

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

401(k) retirement plan, but excludes stock options, stock appreciation rights and unearned performance-based RSUs. This calculation differs from the calculation of shares under applicable SEC rules for purposes of the beneficial ownership table on page 6.

Guideline levels are phased in over a period of five years, with the first year starting on the first January 1 after the person becomes an executive officer. The executive is expected to attain the baseline ownership level ratably over five years and is deemed to satisfy the applicable ownership guideline multiple if that ratable ownership level is met. As noted in the table above, as of March 3, 2015, the stock ownership of each of our NEOs exceeded the expected level of ownership under these guidelines, taking into account tenure in office for executives who have served fewer than five years as an executive officer.

Securities Trading Policy; No Hedging or Speculative Trading; Rule 10b5-1 Plans. State Street has a Securities Trading Policy that contains specific provisions and trading restrictions. The policy is designed primarily to assist our executive officers, including our NEOs, and other designated employees with access to sensitive information, in their compliance with U.S. federal securities laws in connection with their trading in State Street securities. The policy contains prohibitions against selling State Street securities short, engaging in hedging transactions in State Street securities and engaging in speculative trading in State Street securities. The policy permits individuals, including our executive officers, to enter into trading plans designed to comply with Rule 10b5-1 under the Exchange Act. Rule 10b5-1 allows corporate executives to prearrange sales of their company’s securities in a manner designed to avoid concerns about initiating stock transactions while in possession of material non-public information. Our NEOs and other executive officers may, from time to time, adopt trading plans under Rule 10b5-1 and effect transactions in our securities under those plans on a predetermined basis. The Securities Trading Policy is in addition to the generally applicable requirements in the State Street Standard of Conduct, applicable to all employees, that their trading activities must be in compliance with applicable law and that they may not trade on the basis of material non-public information.

Equity Grant Guidelines. The Compensation Committee has adopted Equity Grant Guidelines, as described below:

•

Annual grants of equity awards to our NEOs, other executive officers and other employees are typically made by the Committee on the date of a scheduled meeting of the Committee or the Board of Directors to be held in February or March of each year following the public release of financial results for the prior fiscal year. Pursuant to authority delegated by the Board, and subject to any limitations that the Board or the Committee may establish, a single-person or other committee of the Board may make annual grants to persons other than executive officers on the date of the scheduled meeting in February or March

•

Grants of equity awards to NEOs and other executive officers in connection with new hirings, promotions, special recognition, retention or other special circumstances are made by the Committee. Awards to other individuals may be made either by the Committee or, subject to any limitations that the Board or the Committee may establish, a committee of the Board composed of (1) the Chairman of the Board, (2) the Chief Executive Officer, (3) the Committee Chair or (4) the Committee Chair along with any other member of the Committee. This type of award may be granted on the date of a scheduled meeting of the Committee, a scheduled meeting of the Board or the last business day of a calendar month

•	The exercise price for all stock options and stock appreciation rights will be the NYSE closing price of State Street’s common stock on the date of grant

Except for the setting of the February or March meeting to occur after our public release of annual earnings, there was no program, plan or practice with respect to 2014 of timing equity awards in coordination with the release of material non-public information.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m), generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to any one of a group of specified employees, including our NEOs (other than our Chief Financial Officer). Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets specified requirements, including shareholder approval of material terms of compensation.

The Compensation Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. Our Senior Executive Annual Incentive Plan, or SEAIP, and our 2006 Equity Incentive Plan (as amended), or 2006 Equity Incentive Plan, have been approved by our shareholders. In addition, all functions performed by the Compensation Committee related to the qualification of performance-based compensation for exemptions under Section 162(m) for the 2014 compensation year were performed by the subcommittee described in this proxy statement under the heading “Corporate Governance at State Street—Committees of the Board of Directors—Executive

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Compensation Committee.” The Compensation Committee believes, however, that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with State Street management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Richard P. Sergel, Chair

José E. Almeida

Amelia C. Fawcett

Linda A. Hill

Robert S. Kaplan

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Alignment of Incentive Compensation and Risk

During 2014 we maintained our focus on our goal of aligning incentive compensation with appropriate risk management principles, such as providing incentives designed not to encourage unnecessary or excessive risk-taking and establishing additional process controls and oversight where appropriate. The Compensation Committee receives regular updates on regulatory and governmental actions and guidance concerning compensation and related risk management and governance matters, particularly with respect to the financial services industry. For 2014, these updates focused primarily on: structure, risk-alignment and role-based considerations under the Dodd-Frank Act, and evolving regulatory requirements and guidance regarding the structure, amount and repayment of compensation in Europe. The Committee also received updates on compensation actions, including design elements, and matters involving forfeiture considerations or actions relating to other major financial services firms. Many of these developments focused on aligning compensation with risk management principles, and each informed the decisions of the Committee in making its incentive compensation decisions for 2014.

Consistent with this evolving framework, we have established broad and integrated processes to maintain the alignment of incentive compensation and risk management, including to:

•	conduct risk-based reviews of incentive plan design

•	identify individuals whose activities may expose State Street to material amounts of risk

•	adjust compensation for risk

•	implement specific Board committee review of selected control function compensation (e.g., Examining and Audit Committee review of Chief Compliance Officer and Compliance Department compensation)

Risk-Based Review of Incentive Plan Design. We have established a management committee comprising senior representatives of our Enterprise Risk Management, Compliance, Corporate Audit, Finance, Legal and Global Human Resources groups. This committee serves as a forum for the risk management and internal control functions to formally assess incentive compensation arrangements throughout the organization. We refer to this committee as the Incentive Compensation Control Committee, or ICCC. The ICCC’s review promotes the consistency of our incentive compensation arrangements with the safety and soundness of State Street and with applicable regulatory guidance and regulations. All proposed incentive compensation arrangements and material amendments are presented for consideration by the ICCC. Prior to consideration by the ICCC, proposed arrangements and material amendments are designed through consultation with the relevant business units, including, beginning in late 2014, a formalized requirement for review and input by risk management personnel responsible for those business units. Our management-level Compliance and Ethics Committee oversees the ICCC’s activities. In addition, the Compensation Committee reviews the activities of the ICCC at least annually.

The Compensation Committee interacts closely with our Risk Committee, whose Chair is also a member of the Compensation Committee. The two committees evaluate a standardized risk management assessment of firm-wide risk associated with a number of risk areas. In July and December of 2014, with a final evaluation in January 2015, the Compensation Committee received and reviewed updates to this risk assessment for use in its compensation decisions, in each case following review and approval by the Risk Committee. The Compensation Committee also annually meets with our Chief Risk Officer and our Chief Human Resources Officer to evaluate the incentive compensation plans for all State Street employees, including the NEOs, relative to risk management principles.

Identification of Material Risk-Takers. We undertake a comprehensive process, led by our Enterprise Risk Management group, to identify the population of individuals whose activities may expose State Street to material amounts of risk. We sometimes refer to these individuals as material risk-takers. The Compensation Committee reviewed the final list of material risk-takers with our Chief Risk Officer in December 2014, permitting the opportunity to apply ex ante “risk adjustments” to the incentive compensation arrangements for those employees, if and as appropriate. See “Adjustments to Compensation for Risk” below. For these purposes, among other employees, each member of our Management Committee, including each NEO, is classified as a material risk-taker.

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Adjustments to Compensation for Risk. For 2014 incentive compensation awards, we maintained a formal two-pronged risk adjustment process allowing the opportunity for risk-based adjustments to the incentive compensation awarded to material risk-takers, as appropriate, both before and after the compensation is awarded:

•

ex ante compensation adjustments, permitting reductions in the amount of awards, prior to grant, guided by risk assessments developed and implemented by our Enterprise Risk Management group and approved by the Risk Committee

•	ex post compensation adjustments, permitting recourse by State Street to incentive compensation after the award of the compensation, to adjust for specified post-award outcomes

Ex ante adjustments to incentive compensation represent downward adjustments made to the amount that may otherwise be awarded, based upon a determination that the corporation, business or material risk-taker contributed to a poor risk environment or actual or potential risk outcome during a compensation year. These adjustments are guided by the formal risk management performance summary noted above under “Risk-Based Review of Incentive Plan Design.” The Committee also specifically uses the risk management performance summary in determining the total incentive compensation plan funding available to all State Street personnel globally for the compensation year. Finally, the risk management performance summary is used, in the event of under-performance, to trigger an inquiry into whether it is appropriate to make a downward risk adjustment to the incentive compensation of a responsible material risk-taker before the compensation is awarded.

As ex post adjustment opportunities, we have incorporated a risk-based forfeiture provision to the performance-based RSUs, DSAs and DVAs for all material risk-takers, including each NEO. The provision provides for the reduction or cancellation of the amount remaining to be paid under the relevant award in the event the Committee determines that the actions of the material risk-taker exposed State Street to inappropriate risk and that exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenue, capital and overall risk tolerance of State Street. For purposes of this provision, State Street refers to State Street Corporation or, to the extent the material risk-taker devotes substantially all of its time to a particular business, the provision also refers to that business. This forfeiture provision permits the application, as appropriate, of a risk adjustment to the compensation of the responsible material risk-taker after the compensation is awarded. For members of our Management Committee, including each NEO, the risk-based forfeiture provision is in addition to our misconduct and financial restatement-related forfeiture provision. The 2014 incentive compensation for each member of our Management Committee, including each NEO, is also subject to clawback by State Street under specified circumstances. See above under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Recourse Provisions.”

Board Committee Review of Selected Control Function Compensation. For the 2014 compensation cycle, we implemented a new process pursuant to which a committee of our Board of Directors with oversight of an area managed by a selected control function specifically reviews the performance assessment and individual compensation recommendations for the heads of the relevant control function, as well as an overview of the compensation for the entire control function. For example, our Examining and Audit Committee conducted these reviews with respect to our Chief Compliance Officer and our Compliance Department. This process is designed, among other things, to provide the relevant committee with additional perspective on the performance of the relevant control function and whether that function is being allocated appropriate resources and compensation.

As a result of these reviews and processes, we believe that our compensation policies and practices for employees do not create risks that are reasonably likely to have a material adverse effect on us. We will continue to monitor developments in this area and may, as we believe appropriate, make related adjustment to our compensation practices.

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Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards(1) ($) (e)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($) (h)	All Other Compensation(4) ($) (i)	Total ($) (j)	Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings* ($)
Joseph L. Hooley	2014	$1,000,000	$10,199,957	$2,566,750	$4,765,745	$309,744	$18,842,196	$14,076,451
Chairman and Chief Executive Officer	2013 2012	1,000,000 1,000,000	10,100,045 10,592,018	4,637,475 1,100,000	— 2,639,063	103,714 298,210	15,841,234 15,629,291	15,841,234 12,990,228
Michael W. Bell	2014	800,000	5,100,078	1,516,668	—	438,782	7,855,528	7,855,528
Executive Vice President and Chief Financial Officer	2013	415,385	—	1,995,825	—	110,968	2,522,178	2,522,178
Michael F. Rogers	2014	908,710	4,699,962	2,304,166	121,029	299,611	8,333,478	8,212,449
President and Chief Operating Officer	2013	908,710	5,959,963	3,292,095	—	61,634	10,222,402	10,222,402
Joseph C. Antonellis	2014	800,000	4,699,962	2,045,889	4,013,703	368,560	11,928,114	7,914,411
Vice Chairman	2013 2012	800,000 800,000	5,150,006 6,040,109	2,588,125 550,000	— 1,956,702	2,349,228 3,576,767	10,887,359 12,923,578	10,887,359 10,966,876
James S. Phalen	2014	823,077	4,699,962	1,502,400	2,674,678	927,567	10,627,684	7,953,006
Vice Chairman	2013 2012	750,000 750,000	5,510,107 6,392,090	2,877,995 590,000	— 1,651,828	692,050 573,549	9,830,152 9,957,467	9,830,152 8,305,639
*	Amounts in this column show total compensation minus the change in pension value and nonqualified deferred compensation earnings in order to eliminate the effect that the year-over-year change in pension value and nonqualified deferred compensation earnings had on total compensation as determined under applicable SEC rules and to highlight the effect of the Executive Compensation Committee’s (ECC) decisions on total compensation year-over-year. Refer to the compensation table included in the Compensation Discussion and Analysis on page 40 for the ECC’s compensation decisions for each NEO. Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings represents total compensation, as determined under applicable SEC rules and reported in column (j), minus the change in pension value and nonqualified deferred compensation earnings reported in column (h). The amounts reported in the Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings column differ from the amounts reported in the Total column (column (j)) and are not a substitute for total compensation calculated in accordance with SEC rules. The change in pension value and nonqualified deferred compensation earnings are subject to many external variables that are not related to the Company’s performance.
(1)

Amounts represent the grant date fair value of awards granted to the NEOs during the indicated years for deferred share awards and performance-based restricted stock unit awards. Fair value for the awards for each year is computed in accordance with GAAP (FASB ASC 718), using the assumptions stated in note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. Please refer to the “Grants of Plan-Based Awards in 2014” table for the threshold, target and maximum levels for performance awards. The amount in the “Stock Awards” column for 2014 also includes a February 2014 award of 2,949 deferred shares for Messrs. Hooley, Rogers, Antonellis and Phalen and 1,475 deferred shares for Mr. Bell granted as part of a defined contribution Executive Supplemental Retirement Plan (ESRP) benefit. There were no awards of stock options or stock appreciation rights to any of the named executive officers in the relevant years.

(2)

Represents the immediate and, for 2013 and 2014, deferred cash (granted in Deferred Value Awards, or DVAs) portions of incentive compensation. DVAs are units representing the notional investment return of a money market instrument. The number of units is increased to provide an estimated annual return over the deferral period: 2.50% for DVAs awarded in February 2015 for 2014 and 2.25% for DVAs awarded in February 2014 for 2013. The adjustment factor is 5.34% for DVAs awarded in February 2015 for 2014 and was 4.70% for DVAs awarded in February 2014 for 2013. The amounts shown above include these adjustments. The cash portion of incentive compensation for 2014 was awarded as follows (including the DVA adjustment factor): Mr. Hooley: $1,250,000 immediate cash, $1,316,750 DVAs; Mr. Bell: $546,750 immediate cash, $969,918 DVAs; Mr. Rogers: $742,500 immediate cash, $1,561,666 DVAs; Mr. Antonellis: $647,500 immediate cash, $1,398,389 DVAs; Mr. Phalen: $666,000 immediate cash, $836,400 DVAs.

(3)

These amounts represent the change in the actuarial present value of the accumulated benefits under our qualified and nonqualified defined benefit pension plans. The plans are frozen and none of the named executive officers are receiving additional credits under the plans. Since Mr. Bell was hired by State Street after January 1, 2008, he is not eligible to participate in the defined benefit pension plans. For 2014, the change in value presented in the Summary Compensation Table above reflects a year-over-year update to applicable actuarial calculation assumptions from December 31, 2013 to December 31, 2014, including a change to the mortality assumption related to observed mortality improvements and a decrease in the relevant discount rate assumption resulting from a decrease in market interest rates, as well as formula-driven changes due to the executive being older and closer to retirement. These updates resulted in increases in the actuarial present value of benefits as of December 31, 2014 for the current NEOs. The table below describes the change in pension value and nonqualified deferred compensation earnings for 2014, as presented in the Summary Compensation Table above, highlighting the split between (i) the amount attributable to change in age, including ESRP benefit indexing, and (ii) the amount attributable to the actuarial present value effect of the decrease in market interest rates and mortality improvements. The change in pension value presented in the Summary Compensation Table above and in the following table represents actuarial calculations based upon assumptions on the relevant dates. The actuarial present value of the accumulated pension benefits calculated on future dates may increase or decrease, based upon assumptions applicable on those future dates and on formula-driven changes due to the executive’s age and ESRP benefit indexing. ESRP defined benefits are indexed 3% per year as a cost-of-living adjustment up to December 31, 2017.

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	2014 Change in Pension Value and Nonqualified Deferred Compensation Earnings
Name	Due to Age and Proximity to Retirement(A)	Due to Change in Assumptions(B)	Total
Joseph L. Hooley	$1,101,473	$3,664,272	$4,765,745
Michael W. Bell	—	—	—
Michael F. Rogers	17,499	103,530	121,029
Joseph C. Antonellis	951,276	3,062,427	4,013,703
James S. Phalen	907,629	1,767,049	2,674,678
(A)

The change in pension value due to an additional year of age was quantified by comparing (i) the December 31, 2013 present value of pension benefits with (ii) the present value of pension benefits calculated on December 31, 2014 holding the December 31, 2013 discount rate and mortality assumptions constant. Since the plans were frozen as of December 31, 2010 and there are no service accruals provided after that date, the increase in value reflects the effects on the present value calculation of pension benefits of the NEO having aged one additional year closer to normal retirement age (65).

(B)

The change in pension value due to changes in assumptions was quantified by comparing (i) the present value of pension benefits calculated as of December 31, 2014 based on the December 31, 2014 discount rate and mortality assumptions and (ii) subtracting from that the relevant amounts determined to be due to additional age, as set forth in footnote (A) above. The impact of reflecting the mortality improvements resulted in an increase of pension value by approximately 5%. The IRS has not mandated the change in the mortality assumption at this time. If an NEO was to retire prior to any mandated change, the value of the mortality improvements would not be reflected in the pension benefits paid to the executive.

(4)	The following table describes the amounts set forth for 2014 in the “All Other Compensation” column:

Name	Travel Benefits(A) ($)	Personal and Home Security(B) ($)	Executive Health Screening ($)	International Assignment(C) ($)	Financial Planning/Tax Services ($)	Personal Liability Coverage ($)	Company Contributions to Defined Contribution Plans(D) ($)	Other Benefits(E) ($)	Total ($)
Joseph L. Hooley	$46,887	$4,446	$2,405	$—	$—	$1,006	$225,000	$30,000	$309,744
Michael W. Bell	—	—	2,405	—	10,371	1,006	225,000	200,000	438,782
Michael F. Rogers	7,200	—	2,405	—	6,000	1,006	213,000	70,000	299,611
Joseph C. Antonellis	42,962	5,576	2,405	16,611	—	1,006	225,000	75,000	368,560
James S. Phalen	7,200	—	2,405	587,396	4,000	1,006	225,000	100,560	927,567
(A)

Amount includes the cost of a car and driver (Messrs. Hooley and Antonellis only). For the car and driver in 2014, the aggregate incremental cost ($46,887 for Mr. Hooley and $42,962 for Mr. Antonellis) was determined by allocating the total cost between personal and business use by mileage traveled. Amount also includes parking benefits for Messrs. Rogers and Phalen at $7,200.

(B)	Amount represents the cost of security at the residence of Mr. Hooley and at the residence of Mr. Antonellis. This amount was determined by invoice amounts for alarm monitoring and maintenance.
(C)

The amounts shown include expatriate benefits received by Messrs. Antonellis and Phalen in accordance with their international assignments. State Street provides expatriate employees with cost of living, housing and other relocation assistance as well as a tax equalization policy (designed to maintain a level of income tax equivalent to that applicable in the home country) applicable to all employees working on temporary international assignments in jurisdictions other than their home country where taxes in the home and host jurisdictions are paid on the employee’s behalf. In 2014, State Street made payments of $16,611 in connection with Mr. Antonellis’ assignment in the United Kingdom as Head of International Global Services. In connection with Mr. Phalen’s prior assignment to the United Kingdom as Head of International Operations for Investment Servicing and Investment Research and Trading, State Street’s total payments of $587,396 included tax equalization payments of $574,844 and other benefits of $12,552.

(D)

Includes the following company contributions: (1) $13,000 to the Salary Savings Program (SSP) for each NEO, (2) $12,000 to the Management Supplemental Savings Plan (MSSP) for each of Messrs. Hooley, Bell, Antonellis and Phalen and (3) a $200,000 defined contribution cash credit under the ESRP for each NEO for the 2014 plan year (credited in February 2015).

(E)

Represents charitable donations and the matching gift program, excluding the $5,000 benefit that all employees of State Street receive. Messrs. Antonellis and Phalen, who served on the board of a State Street joint venture, each directed contributions of $20,000 from the joint venture to charities of their choice. In 2013 and 2014, Executive Vice Presidents and above serving on non-profit boards were allowed to annually recommend a financial contribution from the State Street Foundation to the same non-profit up to $25,000. Messrs. Rogers, Antonellis, and Phalen directed contributions of $25,000 in 2014 (amounts shown for Messrs. Rogers and Phalen also include contributions of $25,000 that were made in 2013). Matching charitable contributions were made in the name of Messrs. Hooley, Rogers, Antonellis, and Phalen to charities of their choice under State Street’s matching gift program ($30,000 for Messrs. Hooley, Antonellis, and Phalen; $20,000 for Mr. Rogers). Mr. Bell received $200,000 in relocation assistance pursuant to the terms of his hire in June 2013.

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Grants of Plan-Based Awards in 2014

Name	Award		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph L. Hooley	2014 Annual Incentive		$—	$3,000,000	$6,000,000	—	—	—	—	$—
	Performance-Based RSU(3)	2/20/2014	—	—	—	0	92,936	92,936	—	5,999,948
	Deferred Share Award(4)	2/20/2014	—	—	—	—	—	—	61,958	4,000,008
	ESRP Share Award(5)	2/20/2014	—	—	—	—	—	—	2,949	200,001
Michael W. Bell	2014 Annual Incentive		—	1,950,000	3,900,000	—	—	—	—	—
	Performance-Based RSU(3)	2/20/2014	—	—	—	0	46,469	46,469	—	3,000,039
	Deferred Share Award(4)	2/20/2014	—	—	—	—	—	—	30,979	2,000,004
	ESRP Share Award(5)	2/20/2014	—	—	—	—	—	—	1,475	100,035
Michael F. Rogers	2014 Annual Incentive		—	2,800,000	5,600,000	—	—	—	—	—
	Performance-Based RSU(3)	2/20/2014	—	—	—	0	41,821	41,821	—	2,699,964
	Deferred Share Award(4)	2/20/2014	—	—	—	—	—	—	27,881	1,799,997
	ESRP Share Award(5)	2/20/2014	—	—	—	—	—	—	2,949	200,001
Joseph C. Antonellis	2014 Annual Incentive		—	2,500,000	5,000,000	—	—	—	—	—
	Performance-Based RSU(3)	2/20/2014	—	—	—	0	41,821	41,821	—	2,699,964
	Deferred Share Award(4)	2/20/2014	—	—	—	—	—	—	27,881	1,799,997
	ESRP Share Award(5)	2/20/2014	—	—	—	—	—	—	2,949	200,001
James S. Phalen	2014 Annual Incentive		—	2,800,000	5,600,000	—	—	—	—	—
	Performance-Based RSU(3)	2/20/2014	—	—	—	0	41,821	41,821	—	2,699,964
	Deferred Share Award(4)	2/20/2014	—	—	—	—	—	—	27,881	1,799,997
	ESRP Share Award(5)	2/20/2014	—	—	—	—	—	—	2,949	200,001
(1)

For 2014, annual incentive amounts were awarded in the form of immediate and deferred cash (granted in deferred value awards, or DVAs). The actual cash payouts under the annual incentive are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Fair value of the awards is computed in accordance with FASB ASC Topic 718, using the assumptions stated in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Performance-based RSU awards granted on February 20, 2014, as a part of 2013 compensation.
(4)	Deferred share awards granted on February 20, 2014, as a part of 2013 compensation.
(5)

Deferred share awards granted as part of Executive Supplemental Retirement Plan, or ESRP, benefit. These awards are described in the narrative accompanying the “Pension Benefits as of December 31, 2014” table.

52    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Narrative Disclosure Accompanying Grants of Plan-Based Awards Table

The awards set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table were awarded as annual incentives in the form of immediate and deferred cash (granted in deferred value awards, or DVAs). The 2014 annual incentive awards referenced in this table were granted as part of 2014 incentive compensation in February 2015. The targets, minimum (0%) and maximum (200%), are described above under the heading, “Compensation Discussion and Analysis—2014 Compensation Decisions—Individual Compensation Decisions—Individual Compensation Targets—Annual Incentive.” Payouts under these annual incentive awards are included in the 2014 row of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The awards set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table were performance-based restricted stock unit awards. These awards were granted as part of the long-term incentive component of 2013 incentive compensation, awarded in February 2014 under the 2006 Equity Incentive Plan. Payouts under these awards are described above under the heading, “Compensation Discussion and Analysis—Other Elements of Our Process—Prior-Year Performance Award Results.”

The deferred share awards, or DSAs, set forth in the “All Other Awards” column of the Grants of Plan-Based Awards Table, were awarded as part of the long-term incentive component of 2013 incentive compensation, awarded in February 2014. These awards vest ratably in annual installments over four years. The ESRP share awards set forth in the same column were awarded in February 2014 under the ESRP, for the 2013 calendar year. These awards are described in the narrative accompanying the “Pension Benefits as of December 31, 2014” heading below. Both the DSAs and ESRP share awards were granted under the 2006 Equity Incentive Plan.

Effective for stock awards granted on or after February 20, 2014, State Street modified its 2006 Equity Incentive Plan and related award agreements to provide for a double-trigger change of control vesting provision. The double trigger provides, in the context of a change of control, that awards will only receive accelerated vesting if the executive incurs a qualified termination following the change of control. For a description of qualified terminations, see below in this proxy statement under the heading “Potential Payments upon Termination or Change of Control.”

The Compensation Committee generally intends to structure our incentive compensation program for our NEOs so that our immediate cash incentives, DVAs and DSAs are Section 162(m)-qualified performance-based compensation delivered under the SEAIP, which has been approved by our shareholders. Our performance-based RSUs are granted under the 2006 Equity Incentive Plan and are also intended to separately qualify under Section 162(m). Under the SEAIP, the Committee annually establishes an incentive target for each NEO. For 2014, this target provides a maximum payout opportunity equal to a percentage of our operating-basis net income before income taxes and incentive compensation, or Operating NIBTIC, and subject to an annual limit of $10 million per executive. Operating NIBTIC for 2014 was $3.85 billion. The 2014 SEAIP incentive target for each of our NEOs was: 0.256871% for Mr. Hooley; 0.168572% for Mr. Bell; and 0.192653% for Messrs. Rogers, Antonellis and Phalen. The Committee may use its discretion to reduce, but not increase, both the Operating NIBTIC amount used for the above purposes and the amount of compensation awarded to any one or more executives below the payout opportunity permitted under the SEAIP. For 2014, the Committee did not exercise discretion to reduce Operating NIBTIC, but, for each NEO, the Committee exercised discretion to reduce the amount of incentive compensation awarded under the SEAIP below the applicable payout opportunity. As applicable, all 2014 awards under the SEAIP fell within the incentive compensation ranges described above under the heading, “Compensation Discussion and Analysis—2014 Compensation Decisions—Individual Compensation Decisions—Individual Compensation Targets.”

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End December 31, 2014

	Option/SAR Awards				Stock Awards(1)
Name	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/ SARs Exercisable(2) (#)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)		(b)	(e)	(f)			(g)	(h)
Joseph L. Hooley	03/01/06	94,938	$62.6300	02/29/16	02/24/11	(3)	48,872	$3,836,452
	02/15/07	181,865	70.5900	02/14/17	02/16/12	(4)	137,534	10,796,419
	02/28/08	167,135	81.7100	02/28/18	02/21/13	(5)	139,438	10,945,883
					02/20/14	(6)	154,894	12,159,179
Michael W. Bell	—	—	—	—	02/20/14	(7)	1,494	117,279
					02/20/14	(6)	77,448	6,079,668
Michael F. Rogers	—	—	—	—	02/24/11	(3)	17,733	1,392,041
					02/16/12	(4)	80,890	6,349,865
					02/21/13	(5)	81,126	6,368,391
					02/20/14	(6)	69,702	5,471,607
Joseph C. Antonellis	03/01/06	99,254	62.6300	02/29/16	02/24/11	(3)	27,793	2,181,751
	02/15/07	153,150	70.5900	02/14/17	02/16/12	(4)	57,968	4,550,488
	02/28/08	124,395	81.7100	02/28/18	02/21/13	(5)	58,512	4,593,192
					02/20/14	(6)	69,702	5,471,607
James S. Phalen	03/01/06	71,923	62.6300	02/29/16	02/19/98	(8)	3,726	292,491
	02/15/07	65,421	70.5900	02/14/17	02/24/11	(3)	31,005	2,433,893
	02/28/08	67,568	81.7100	02/28/18	02/16/12	(4)	81,950	6,433,075
					02/21/13	(5)	74,790	5,871,015
					02/20/14	(6)	69,702	5,471,607
(1)	Closing per share price of our common stock on December 31, 2014 was $78.50. Market values described in the above table are based on that price.
(2)	There were no unexercisable options/SARs held by any NEO at year-end December 31, 2014.
(3)	Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2011–December 31, 2011) performance measurement period. These awards were earned at 105% and converted to time-based vesting in four equal annual installments (25% per year), starting in 2012.
(4)	Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2012–December 31, 2012) performance measurement period. These awards were earned at 100% and converted to time-based vesting in four equal annual installments (25% per year), starting in 2013.
(5)	Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2013–December 31, 2013) performance measurement period. These awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting in 2014.
(6)	Performance-based restricted stock unit awards with a one-year (January 1, 2014–December 31, 2014) performance measurement period. Subsequent to December 31, 2014, it was determined that these awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting in 2015. Also includes time-based deferred share awards that vest in four equal annual installments (25% per year) starting on February 15, 2015.
(7)	Unvested deferred share awards granted as part of the ESRP, benefit and described in the narrative to the Pension Benefits as of December 31, 2014 table. These amounts have been adjusted to include dividends. Mr. Bell is not fully vested in his ESRP benefits as of December 31, 2014. All other NEOs are fully vested in their ESRP benefits and therefore do not have any unvested shares under the ESRP as of December 31, 2014.
(8)	The outstanding deferred share awards granted to Mr. Phalen on February 19, 1998 vest upon his retirement.

54    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

2014 Option/SAR Exercises and Stock Vested

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Joseph L. Hooley	—	$—	210,169	$14,720,508
Michael W. Bell	—	—	—	—
Michael F. Rogers	—	—	99,446	6,855,144
Joseph C. Antonellis	48,675	1,617,766	79,491	5,456,987
James S. Phalen	—	—	100,119	6,873,714
(1)	The value realized on exercise for Option/SAR awards is based on the intrinsic (“in-the-money”) value of the option/SAR awards exercised.
(2)	Includes stock awards that vested in 2014 and performance awards earned for performance periods ending on December 31, 2013 with immediate vesting upon certification of results. The number of stock awards that vested in 2014 are as follows: Mr. Hooley, 183,720; Mr. Rogers, 78,496; Mr. Antonellis, 66,529; and Mr. Phalen, 84,444. One-fourth of the number of performance awards earned for the performance period ending December 31, 2013 vested and converted into State Street common stock in February 2014 as follows: Mr. Hooley, 23,239; Mr. Rogers, 13,521; Mr. Antonellis, 9,752; and Mr. Phalen, 12,465. Figures also include vested ESRP shares and dividends earned on those shares (all earned in stock). Messrs. Hooley, Rogers, Antonellis, and Phalen are 100% vested in their ESRP awards. The amount of ESRP shares awarded and dividends earned on those shares in 2014 were as follows: Messrs. Hooley, Antonellis, and Phalen: 3,210 shares; Mr. Rogers 7,429 shares. Mr. Rogers became 100% vested in his ESRP award on September 12, 2014.
(3)	The value realized on vesting for stock awards and dividends is based on the closing stock price on the relevant vesting date.

Pension Benefits as of December 31, 2014

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2)
(a)	(b)	(c)	(d)
Joseph L. Hooley	Retirement Plan	14	$227,701
	MSRP (Management Supplemental Retirement Plan)	14	934,257
	ESRP (Executive Supplemental Retirement Plan)(3)	28	18,382,860

	Total		19,544,818
Michael W. Bell(4)	Retirement Plan	—	—
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)(3)	—	—

	Total		—
Michael F. Rogers	Retirement Plan	19	489,989
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)(3)	—	—

	Total		489,989
Joseph C. Antonellis	Retirement Plan	18	366,146
	MSRP (Management Supplemental Retirement Plan)	18	877,960
	ESRP (Executive Supplemental Retirement Plan)(3)	23	15,278,779

	Total		16,522,885
James S. Phalen	Retirement Plan	18	336,858
	MSRP (Management Supplemental Retirement Plan)	18	965,226
	ESRP (Executive Supplemental Retirement Plan)(3)	23	13,364,195

	Total		14,666,279
(1)	Retirement Plan and MSRP service is credited from first anniversary of date of hire, but plans are frozen with benefits ceasing to accrue for Messrs. Hooley, Rogers, Antonellis, and Phalen on January 1, 2010. ESRP service is credited from date of hire. For Mr. Hooley’s ESRP benefit, prior service for nine years with a State Street joint venture counts as credited service with State Street.

STATE STREET CORPORATION    55

Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT
(2)	Actuarial assumptions for the year ended December 31, 2014, include the following:
–	benefit obligations are determined using a discount rate of 3.75% as of December 31, 2014;
–	retirement age assumed to be Normal Retirement Age as defined by each plan; and
–	no pre-retirement mortality, disability or termination assumed.
Consistent with valuation assumptions, the form of payment reflected in this December 31, 2014 disclosure is 55% lump sum or installment payment and 45% annuity for the Retirement Plan and 100% three-year installment for the MSRP and ESRP.
(3)	Messrs. Hooley’s, Rogers’, Antonellis’ and Phalen’s ESRP defined contribution share account information is reported in the 2014 Nonqualified Deferred Compensation table.
(4)	Since Mr. Bell was hired at State Street in June 2013, he does not participate in the Retirement Plan or the MSRP and therefore does not have any defined benefit pension benefits to be reported on the Pension Benefits Table or Summary Compensation Table.

State Street maintains a qualified defined benefit plan, referred to as the Retirement Plan. The Retirement Plan has been frozen to new accruals since January 1, 2008 (January 1, 2011 in certain cases). Prior to 1990, the Retirement Plan was a final average pay plan. Since January 1, 1990, the Retirement Plan has determined benefits using a cash balance formula. Under this formula, a notional account was established for each eligible participant which increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits were based upon a percentage of the participant’s pay for applicable calendar years until the plan was frozen effective January 1, 2008 (January 1, 2011 for certain participants who met a specified combination of age and completed years of service; applied for Messrs. Hooley, Antonellis and Phalen). The pay credit percentages were 4.0% for the first year of participation increasing to 11.25% for the thirtieth year and zero thereafter. Eligible pay included a participant’s salary, overtime, cash incentive compensation and commissions.

In general, until August 31, 2003, the Retirement Plan provided that eligible participants who were continuously employed since December 31, 1989 and who retired after reaching age 55 would receive the greater of their cash balance account or the annual benefit derived from the “grandfathered” final average pay formula. For a participant with 30 or more years of service, the grandfathered formula would result in a benefit of 50% of final average pay (counting base salary only) minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced on a pro rata basis by year. The grandfathered portion of this “better of” treatment was frozen effective August 31, 2003 by ceasing future accruals under this formula based on a participant’s eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date continue to be counted, however, for purposes of determining early retirement reduction factors.

The normal retirement age under the Retirement Plan is 65, although earlier retirement options are available. The Retirement Plan has a three-year vesting provision and participants who are vested are entitled to receive their account balances or equivalent annuities if they cease to be employed before retirement.

To comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street has maintained a supplemental retirement plan, the Management Supplemental Retirement Plan, referred to as the MSRP, that was designed to provide affected employees the benefits that would be payable under the Retirement Plan but for the limitations imposed by the Internal Revenue Code. The MSRP has been frozen to new accruals since January 1, 2010.

State Street also maintains the ESRP to provide officers at the executive vice president level or higher with competitive retirement benefits and encourage their continued employment. Officers become eligible to participate in the ESRP upon their appointment to an eligible position. During 2014, all of the named executive officers participated in the ESRP, although, as described below Messrs. Bell and Rogers were only eligible to participate in the defined contribution portion of the ESRP.

The ESRP provides two separate benefit components: a traditional defined benefit component, which was frozen effective January 1, 2008, and a defined contribution component. In general, the defined benefit component of the ESRP (when expressed as a life annuity commencing at age 65) accrues at the annual rate of 2.5% of eligible earnings (generally base salary plus incentive compensation under the SEAIP plan in which the executive participates), up to a maximum of 50% of eligible earnings. This formula benefit is offset by pension benefits from State Street or other sources, including a former employer, but excluding Social Security. For participants who retire early, the defined benefit component is reduced by a factor of 3% for each year under the age of 65 (the “standard reduction factors”), except that any participants who on January 1, 2005 were at least age 55 and had completed at least ten years of service are subject instead to a monthly early retirement reduction of their formula benefit aggregating to 1% per year between age 60 and 65 and to 2.5% per year between ages 55 and 60 (the “pre-2005 reduction factors”), with the offset for other plan benefits reduced by the applicable factors under those plans. If a participant becomes disabled or dies before retirement, the ESRP pays a disability benefit equal to the participant’s accrued defined benefit component including offsets, reduced for early retirement age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner.

56    STATE STREET CORPORATION

Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

For certain participants, the ESRP also contains special defined benefit provisions that may apply in lieu of or in addition to the general defined benefit provisions. In Mr. Hooley’s case, the actuarial equivalent of a hypothetical account balance that is periodically adjusted for interest on the same basis as the cash balance accounts under State Street’s tax-qualified defined benefit plan is added to the benefit determined from the defined benefit formula under the ESRP. No offsets apply to this formula benefit. As of December 31, 2014, the balance of this hypothetical account was $1,023,051. In addition, Mr. Hooley is credited with nine additional years of service under the plan for his service at a State Street joint venture and at State Street prior to the joint venture service. These special defined benefit provisions were implemented in accordance with a 2005 amendment to the plan specifically addressing the unique circumstances of Mr. Hooley’s service.

Effective January 1, 2008, the ESRP was amended to freeze the defined benefit component. However, these benefits will continue to receive a 3% index each year as a cost-of-living adjustment through December 31, 2017. The amended plan includes a transition that continued the defined benefit component for certain executives who had attained age 50 and had served as an executive vice president for at least five years as of December 31, 2007. Messrs. Hooley, Antonellis and Phalen were provided with transition benefits that continued the defined benefit component until January 1, 2010, and their benefits are subject to the standard reduction factors. Messrs. Bell and Rogers are ineligible to participate in the defined benefit portion of the ESRP since Mr. Bell was hired after December 31, 2007 and Mr. Rogers was appointed as Executive Vice President on July 2, 2007.

The defined contribution component of the ESRP was added to the plan effective January 1, 2008. This component of the ESRP generally provides that each of the named executive officers will receive, each year that they remain employed by State Street, an annual defined contribution credit to a book-keeping account in the amount of $200,000. Amounts credited to the account may be allocated by the executive among available notional investment options. Each of the NEOs also is eligible to receive each year an additional $200,000 grant of deferred share awards under State Street’s equity incentive plan for the applicable year.

On December 11, 2014, the Compensation Committee approved an amendment to the ESRP to reduce the amount of annual defined contribution benefits for the 2015 compensation year. Pursuant to the amendment, the 2015 annual defined contribution credit for each of the NEOs was reduced from $200,000 to zero. The annual $200,000 deferred share award grant for each of the NEOs under the plan was also reduced from $200,000 to zero. The amendment applies to the 2015 compensation year (with contributions for that year scheduled to be credited in the first quarter of 2016) and does not affect contributions for compensation years subsequent to 2015.

All defined contributions under the ESRP are subject to retirement eligibility and vesting. Participants are eligible to receive one-third of their defined contribution ESRP benefit if they have attained age 53 and have a combined age and service of at least 60 (“Rule of 60”); vesting increases to two-thirds on the first birthday following initial vesting and to full vesting on the second birthday following initial vesting. Defined contribution benefits under the ESRP are subject to forfeiture in the event a participant’s employment terminates for any reason other than death or disability prior to vesting at any time. Effective August 1, 2012, for executives hired or rehired on or after that date, a minimum service requirement of five years was added to the definition of the “Rule of 60” in determining early retirement eligibility. Mr. Bell is the only NEO to whom this provision applies, as he was hired in June 2013.

Vested participants who terminate their employment will receive their defined contribution benefit from the ESRP in three equal installments, with payments on the first day of the month coinciding with or following each of the six-month, one-year and two-year anniversaries of their termination of employment. In addition, benefits terminate if the participant engages in certain competitive activities within two-years of termination of employment.

Based on their age and service to State Street, Messrs. Hooley, Antonellis and Phalen are eligible for early retirement under the Retirement Plan and related supplemental plans. Since Mr. Bell was hired at State Street after December 31, 2007, he does not participate in the Retirement Plan, the MSRP, or the defined benefit portion of the ESRP. Mr. Bell is a participant in the defined contribution portion of the ESRP, but has not yet met the age and service requirements for early retirement under that plan. Since Mr. Rogers joined State Street in connection with the Investors Bank & Trust acquisition in 2007, he was not eligible to participate in the Retirement Plan or the MSRP. Mr. Rogers was a participant in the Investors Bank & Trust (IBT) Pension Plan (which merged with the Retirement Plan on December 15, 2011), and he is eligible for early retirement. Mr. Rogers was appointed to the position of Executive Vice President on July 2, 2007 and therefore was not eligible to participate in the defined benefit portion of the ESRP. Mr. Rogers is a participant in the defined contribution portion of the ESRP, and is eligible for early retirement under that plan.

STATE STREET CORPORATION    57

Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

Under the benefit formula described above, each of Messrs. Hooley, Bell, Rogers, Antonellis and Phalen would have received the following benefits if he had retired at the end of 2014:

Name(1)	Retirement Plan	MSRP	ESRP Defined Benefit	IBT Pension Plan	ESRP Defined Contribution(3)	Total Entitled Benefit
Joseph L. Hooley(2)	$193,600	$841,569	$20,464,493	$—	$2,529,045	$24,028,707
Michael W. Bell	—	—	—	—	—	—
Michael F. Rogers	—	—	—	370,984	2,863,873	3,234,857
Joseph C. Antonellis	326,152	826,433	16,355,360	—	2,349,925	19,857,870
James S. Phalen	326,766	985,192	12,476,053	—	2,316,986	16,104,997

(1)	The benefits shown above are the defined benefit and defined contribution amounts the NEO’s would have received if they had retired at the end of 2014. The defined benefit amounts provided in this table reflect early retirement factors and are different than the amounts included in the Pension Benefits Table which are calculated as of the NEO’s unreduced Normal Retirement Age and discounted to the end of 2014.
(2)	Mr. Hooley’s ESRP defined benefit includes his ESRP hypothetical account balance of $1,023,051.
(3)	The ESRP defined contribution includes the annual cash credits and deferred share awards as of December 31, 2014 as well as the cash credits and deferred share awards awarded in February 2015 for the 2014 performance year.

2014 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Joseph L. Hooley	$20,000	$12,000	$247,643	$(5,386)	$3,102,203
Michael W. Bell	16,000	12,000	208	—	28,208
Michael F. Rogers	—	—	61,330	(23,037)	1,396,960
Joseph C. Antonellis	16,000	12,000	86,313	(5,386)	3,249,702
James S. Phalen	16,462	12,000	235,797	(5,386)	4,025,052
(1)	Includes employee defined contribution plan amounts for the Management Supplemental Savings Plan (MSSP).
(2)	Includes employer defined contribution plan amounts for the Management Supplemental Savings Plan (MSSP) and the Executive Supplemental Retirement Plan (ESRP), excluding the ESRP deferred share awards. The 2014 plan year annual defined contribution cash credited in February 2015 under the ESRP will be included in the 2016 proxy statement.
(3)	Includes the Federal Insurance Contributions Act, or FICA, tax payment associated with the ESRP balances vesting during 2014.

State Street maintains the State Street Corporation Management Supplemental Savings Plan, referred to as the MSSP, for designated highly compensated or managerial employees, which includes the named executive officers. The MSSP provides eligible employees savings and company matching contribution opportunities beyond the Internal Revenue Code limits imposed under the State Street’s Salary Savings Program, referred to as the SSP. Under the MSSP, eligible employees may elect, prior to the beginning of a year, to defer (a) from 1% to 50% of base salary for the year, and/or (b) a percentage, from 5% to 100% of otherwise immediately payable annual cash bonus incentives (net of FICA withholding), excluding any amount subject to automatic deferral.

Like the SSP, the MSSP provides a 5% employer matching contribution. For 2014, State Street matched all deferrals made under the MSSP for 2014 up to a maximum of 5% of a participant’s MSSP match-eligible compensation, which is defined as the lesser of (i) base salary plus annual cash incentive compensation, or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($260,000 in 2014).

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Compensation Discussion and Analysis (continued)	2015 NOTICE OF MEETING AND PROXY STATEMENT

A book-keeping account is maintained for each participant reflecting deferrals, matching credits and increases or decreases based on the performance of notional investments selected by the employee, or on a default notional investment if the employee does not make a selection. A participant may change notional investments daily. The notional investments available for 2014 and the rate of return for the year were as set forth below.

Notional Investment	Rate of Return
SSGA U.S. Bond Index Fund	5.96%
Vanguard Prime Money Market Fund	0.02%
SSGA International Index Fund	(5.37)%
SSGA S&P 500 Index Fund	13.63%
State Street Corporation ESOP Stock Fund	8.65%

Participants elect to receive either or both of their base salary or immediate cash incentive compensation deferrals from the MSSP either (i) on the first business day of the month following the six-month anniversary of the participant’s termination of employment, or (ii) at a specified date not earlier than three years from the election date. Participants further elect to either receive deferrals in a single lump sum distribution or in installments over two to ten years, subject to certain acceleration rules. Participants may change distribution elections consistent with limitations set forth in the plan and tax rules applicable to non-qualified deferred compensation. Matching and historical performance-based credits are automatically paid in a lump sum on the first day of the month following the six-month anniversary of the employee’s termination of employment. A participant’s account is payable in a lump sum upon the participant’s death. A participant who experiences a severe and unanticipated financial need may request a withdrawal of amounts deferred under the plan subject to certain restrictions.

Amounts related to the defined contribution component of the ESRP, which is described in the narrative accompanying the “Pension Benefits” table, are included in the figures for Messrs. Hooley, Bell, Rogers, Antonellis and Phalen under the “Pension Benefits” section. The notional investment options available for the defined contribution ESRP are the same as the notional investment options listed above for the MSSP.

Defined Contribution Aggregate Balances as of December 31, 2014

	Aggregate Balance at Last FYE
Name	MSSP ($)	ESRP ($)	Total ($)
Joseph L. Hooley	$2,283,941	$818,262	$3,102,203
Michael W. Bell	28,208	—	28,208
Michael F. Rogers	180,637	1,216,323	1,396,960
Joseph C. Antonellis	2,610,560	639,142	3,249,702
James S. Phalen	3,418,849	606,203	4,025,052

Potential Payments upon Termination or Change of Control

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2014 under various scenarios, including a change of control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the “Pension Benefits” and “Nonqualified Deferred Compensation” tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options as of December 31, 2014. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

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Potential Payments upon Termination of Employment as of December 31, 2014

Joseph L. Hooley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$—	$—	$—	$—	$2,000,000	$3,849,928	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Share Awards (DSAs)	—	—	30,442,457	—	—	30,442,457	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	7,295,476	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,488,261	2,488,261	—	2,488,261	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Share Awards (DSAs)	—	30,442,457	—	30,442,457	30,442,457	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	7,295,476	7,295,476	7,295,476	7,295,476	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	2,488,261	—	—	2,488,261	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	10,000,000	(e)
Pension Benefit	—	—	—	—	—	3,610,450	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	199,603	—	—	37,399	37,399
Outplacement	—	—	—	—	—	25,000
Expatriate Benefits(7)	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	150,000
Total Value	—	40,425,797	40,226,194	40,226,194	42,263,593	57,898,971

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Michael W. Bell	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$—	$—	$—	$—	$861,538	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Share Awards (DSAs)	—	—	2,431,852	—	—	2,431,852	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	3,647,817	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	829,420	829,420	—	829,420	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Share Awards (DSAs)	—	—	—	2,431,852	2,431,852	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	3,647,817	3,647,817	3,647,817	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	829,420	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	6,562,500	(e)
Pension Benefit	—	—	—	—	—	850,000	(f)
Unvested Pension Benefits(6)	—	—	517,287	517,287	—	517,287
Continued Health & Welfare Benefit	—	—	—	—	17,460	32,427
Outplacement	—	—	—	—	—	25,000
Expatriate Benefits(7)	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	50,000
Total Value	—	—	7,426,376	7,426,376	7,788,087	24,946,303

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Michael F. Rogers	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$—	$—	$—	$—	$1,817,420	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Share Awards (DSAs)	—	—	16,298,955	—	—	16,298,955	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	3,282,949	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,028,890	2,028,890	—	2,028,890	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Share Awards (DSAs)	—	16,298,955	—	16,298,955	16,298,955	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	3,282,949	3,282,949	3,282,949	3,282,949	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	2,028,890	—	—	2,028,890	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	7,500,000	(e)
Pension Benefit	—	—	—	—	—	875,101	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	174,021	—	—	36,447	36,447
Outplacement	—	—	—	—	—	25,000
Expatriate Benefits(7)	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	150,000
Total Value	—	21,784,815	21,610,794	21,610,794	23,464,661	40,197,342

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Joseph C. Antonellis	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$—	$—	$—	$—	$1,600,000	$7,074,244	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Share Awards (DSAs)	—	—	13,514,089	—	—	13,514,089	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	3,282,949	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,595,039	1,595,039	—	1,595,039	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Share Awards (DSAs)	—	13,514,089	—	13,514,089	13,514,089	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	3,282,949	3,282,949	3,282,949	3,282,949	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,595,039	—	—	1,595,039	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	7,500,000	(e)
Pension Benefit	—	—	—	—	—	3,063,684	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	82,037	—	—	23,498	23,498
Outplacement	—	—	—	—	—	25,000
Expatriate Benefits(7)	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	150,000
Total Value	—	18,474,114	18,392,077	18,392,077	20,015,575	36,228,503

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James S. Phalen	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$—	$—	$—	$—	$1,700,000	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Share Awards (DSAs)	—	—	17,219,132	—	—	17,219,132	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	3,282,949	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,773,683	1,773,683	—	1,773,683	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Share Awards (DSAs)	—	17,219,132	—	17,219,132	17,219,132	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	3,282,949	3,282,949	3,282,949	3,282,949	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,773,683	—	—	1,773,683	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	7,500,000	(e)
Pension Benefit	—	—	—	—	—	1,777,334	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	14,723	—	—	30,206	30,206
Outplacement	—	—	—	—	—	25,000
Expatriate Benefits(7)	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	150,000
Total Value	—	22,290,487	22,275,764	22,275,764	24,005,970	41,758,304
(1)	Each of our NEOs is also entitled to benefits payable upon retirement or other qualifying termination under State Street’s defined benefit pension plans and nonqualified deferred compensation plans. These plans are described above under “Pension Benefits as of December 31, 2014” and “Nonqualified Deferred Compensation.” All payments upon the separation from service of “specified employees” within the meaning of Section 409A of the Internal Revenue Code are subject to a six-month delay under the rules of Section 409A to the extent applicable. In addition, upon a qualifying retirement, all eligible employees, including our NEOs, may continue medical coverage until age 65 under State Street’s welfare benefit program. A qualifying retirement requires attainment of age 55, completion of five years of service and participation in State Street’s medical plan at the time of retirement. Cost sharing subsidies apply upon the qualifying retirements of employees hired prior to 2008. Assuming a termination of employment at December 31, 2014, each of our current NEOs (other than Mr. Bell) would have been eligible to continue medical coverage until age 65. For these purposes, benefits are valued based on 2014 premium rates and historical retiree claims experience with adjustments for expected future healthcare cost increases. Mr. Bell has not completed five years of service and therefore would not have been eligible for the program under a hypothetical December 31, 2014 retirement date.
(2)	State Street has a severance plan that provides benefits to all eligible employees upon specified involuntary separations from service due to an organizational change, such as a reduction in force. Employees are required to execute a separation agreement and release acceptable to State Street in order to receive benefits under the plan. The severance plan provides for an amount of severance pay equal to a specified number of weeks of base salary, up to a maximum, based on employment title. These severance benefits are subject to the employee’s compliance with specified restrictive covenants including confidentiality and non-solicitation. For all eligible employees who hold an executive vice president or more senior title, including our current NEOs, the plan provides for a severance period of 52 weeks (including a two-week notice period) of base salary plus four weeks of base salary per completed year of service up to a maximum of 104 weeks of base salary. In addition, the plan provides for continued participation in State Street’s welfare benefit plan for the severance period at active employee rates (subject to timely enrollment in COBRA continuation coverage) and personal outplacement services by a third-party provider. Amounts above assume a qualifying termination of employment at December 31, 2014. For these purposes, the severance amounts are not discounted for payment over time and welfare benefits are valued at 2014 rates.
(3)	Calculations assume a change of control occurred on December 31, 2014 and a termination entitling the executive to the specified benefits occurred on that date. The value of shares of common stock used in calculations is based on the closing price of State Street’s common stock on the NYSE on December 31, 2014, $78.50. Effective March 26, 2014, none of the NEOs are eligible to receive a gross-up payment in connection with their change of control benefits. For a detailed description of payments and benefits under a termination in connection with change of control refer to the “Change of Control” section below.
(a)	The amount would be paid as a lump sum but has been calculated without any present-value discount assuming that base pay would continue at 2014 rates and SEAIP bonuses would remain at the target levels established for 2014. Severance has been reduced in the event that reducing parachute payments to the 280G safe-harbor level would result in a higher after-tax payment. This applies for Messrs. Hooley and Antonellis.
(b)	Represents the value of all shares of restricted stock and performance awards with known performance that were subject to service-based restrictions on December 31, 2014. These restrictions lapse upon a change of control.

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(c)	Represent the value of unearned performance awards and performance-based restricted stock units granted in 2014. Subsequent to December 31, 2014, it was determined that these awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting in 2015.
(d)	Represents the value of all deferred value awards that were subject to service-based restrictions on December 31, 2014. These restrictions lapse upon a change of control.
(e)	The accrued obligation is equal to the target SEAIP bonus to be paid to each executive in February 2015 for the 2014 year.
(f)	The enhancement to any pension benefit otherwise owing to the executive would be paid as a lump sum. 2010 was the final year for the transition of the defined pension benefits and these 2010 benefits were determined using actual compensation and bonus amounts for 2010.
(4)	Pursuant to the terms of applicable award agreements under our 2006 Equity Incentive Plan and Amended and Restated Supplemental Cash Incentive Plan, all deferred incentive awards continue to vest if an employee (1) is terminated involuntarily other than for gross misconduct, (2) retires after attaining age 55 and completing five years of service with State Street, (3) becomes disabled or (4) dies. Vesting and payment of DSAs will be accelerated in full in the case of death, and vesting and payment of DVAs will be accelerated in full in the case of death or disability. In the four termination scenarios listed in this footnote, performance-based RSUs will continue to vest and be paid on the scheduled payment date, subject to attainment and certification of performance measures. For these purposes, shares of common stock are valued at the closing per share price of our common stock on December 31, 2014 ($78.50) and, where applicable, actual 2014 performance is used in determining amounts subject to performance metrics. Subsequent to December 31, 2014, it was determined that these awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting in 2015. Deferred incentive awards to our NEOs that continue to vest as scheduled after termination remain subject to applicable forfeiture and clawback provisions. DVAs that are paid on an accelerated basis following disability remain subject to applicable clawback provisions in the case of awards granted in 2015 and subsequent years. DSAs and DVAs that are paid on an accelerated basis following death do not remain subject to clawback provisions. For a description of forfeiture and clawback provisions, see above in this proxy statement under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Recourse Provisions.”
(5)	Should an employee terminate prior to the payment date of current year immediate cash incentives due to death or disability, a pro-rated amount may be paid in State Street’s sole discretion to the participant or his/her estate.
(6)	All NEOs with the exception of Mr. Bell are fully vested in their pension benefits. Amounts shown for Mr. Bell reflect (a) the balance of his unvested annual defined contribution cash credits and deferred share awards as of December 31, 2014 under the ESRP (b) 2014 plan year annual defined contribution cash credited in February 2015 under the ESRP and (c) 2014 plan year deferred share grant awarded in February 2015 under the ESRP. Vesting and payment of these amounts under the ESRP will be accelerated in the event of death or disability.
(7)	State Street provides employees on expatriate assignments with benefits under a tax equalization policy. Although tax equalization is provided only with respect to the period of active employment on an expatriate assignment, State Street may make payments under the policy following the conclusion of the expatriate assignment, including following termination of employment. This could occur due to the timing of final tax filings and tax settlements that can be difficult to predict. Mr. Phalen received a tax equalization payment in 2014 of $574,844 in connection with expatriate assignments that concluded prior to 2014. State Street may have made those tax equalization payments in 2014, notwithstanding a hypothetical termination of employment prior to payment.

Change of Control

State Street has entered into an agreement with each of our NEOs that would become effective upon a change of control of State Street or upon a termination of employment arising in connection with or in anticipation of such change of control. A change of control is defined to include the acquisition of 25% or more of our outstanding stock, the failure of incumbent directors (or their designated successors) to constitute a majority of the board of directors or a merger, consolidation or sale of all or substantially all of our assets in which State Street shareholders do not retain a majority of the voting power of the surviving or successor corporation and incumbent directors do not constitute a majority of the board. These agreements have a two year term that is annually renewed at the end of the year, unless State Street gives the executive notice at least 60 days before the annual renewal date that the agreement will not be renewed.

Each change-of-control agreement provides for two years’ continued employment after a change of control on terms commensurate with those previously in effect, including base salary at an unreduced rate and minimum incentive compensation set at the target incentive compensation amount under the SEAIP applicable to the executive officer for the fiscal year in which the change of control occurs. Each agreement also provides for continued participation in incentive, savings, welfare benefit, fringe benefit and retirement plans on terms no less favorable than those in effect prior to the change of control, and payment of legal fees in connection with the enforcement of the executive officer’s rights under the agreement.

The change-of-control agreements also provide our NEOs with the payment of accrued salary and benefits, including a pro-rated target incentive compensation amount under the SEAIP, in the event of a termination by reason of death or disability, and they provide for additional severance benefits as summarized below upon the cessation of employment under a “double-trigger” mechanism. This mechanism requires the occurrence of both a change of control and either the termination of employment without cause or by the officer for good reason.

The severance benefits provided include (1) a lump sum payment, subject to a maximum of $10 million, equal to two times the sum of base salary and the target incentive compensation under the SEAIP for the year of the change of control, (2) a lump sum payment equal to two times State Street’s contributions to the defined contribution retirement plans applicable to the officer, (3) in the case of officers who are eligible to participate in State Street’s frozen qualified and supplemental defined benefit plans, a lump sum payment equal to the actuarial value of the incremental benefit that the officer would have received under such plans had he or she remained employed for two years after the date of termination, (4) continued employee welfare benefits for two years after the date of termination, (5) reasonable outplacement services and (6) to the extent not already vested, immediate vesting in benefits under the ESRP.

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On February 20, 2014, State Street amended its 2006 Equity Incentive Plan, its Amended and Restated Supplemental Cash Incentive Plan and award agreements under those plans to provide for accelerated vesting and payment of awards under a “double trigger” mechanism. This new standard applies to all deferred equity and cash awards granted on or after February 20, 2014, including awards to our NEOs. Those agreements now provide, in the context of a change of control, for accelerated vesting and payment only upon a change of control and either a termination of employment without cause or by the officer for good reason, in each case on or prior to the first anniversary of the change of control. Each deferred award granted prior to 2014 to State Street employees, including our NEOs, under which shares remain outstanding, continues to provide for accelerated vesting and payment of shares upon a change of control only. Performance-based RSUs will convert into State Street common stock at the following rates in the case of a change of control occurring prior to the end of the three-year (2015—2017) performance period: (i) 100% in the case of a change of control in the first year (granted in February 2015), (ii) in the second year (2016), at the rate obtained by averaging the actual GAAP ROE results for the first calendar year, adjusted in accordance with the Plan, and 100% for each of the second and third years and (iii) in the third year (2017), at the rate obtained by averaging the actual GAAP ROE results, adjusted in accordance with the Plan, for each of the first and second calendar years and 100% for the third year.

On March 26, 2014, State Street and each of our executive officers, including our current NEOs, amended the change-of-control agreements with those officers, to eliminate the gross-up payment. Pursuant to the amendments, effective March 26, 2014, each change-of-control agreement provides that, in the event change-of-control benefits would exceed 110% of the product of 2.99 multiplied by the officer’s base amount, then the value of such benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive the greatest benefit on an after-tax basis (with the golden parachute excise tax being the responsibility of the executive to pay). If benefits are below the 110% threshold, the executive would be subject to an automatic cutback to assure that the change-of-control benefits do not exceed 2.99 times the NEO’s base amount.

The amounts set forth in the column entitled “Termination in Connection with Change of Control” in the tables above are based on the hypothetical assumption that on December 31, 2014 State Street had a change of control and that immediately thereafter, but also on December 31, 2014, the executive was terminated, received a lump sum payment of all cash entitlements under the change-of-control agreement and benefited from acceleration of all equity awards accelerating upon the change of control.

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EXAMINING AND AUDIT COMMITTEE MATTERS

Examining and Audit Committee Pre-Approval Policies and Procedures

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent registered public accounting firm, pursuant to which the Examining and Audit Committee will review for approval each particular service expected to be provided. In connection with that review, the Examining and Audit Committee will be provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for substantive changes in terms, conditions and fees resulting from changes in the scope, structure or other items. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services (services permissible under the SEC’s auditor independence rules). The services shown in the table below were approved by the Examining and Audit Committee in accordance with these pre-approval policies and procedures.

Audit and Non-Audit Fees

Ernst & Young LLP was State Street’s independent registered public accounting firm for the fiscal year ended December 31, 2014. Fees incurred by State Street and its subsidiaries for professional services rendered by Ernst & Young LLP with respect to 2014 and 2013 were as follows:

Description (In millions)	2014	2013
Audit Fees	$19.0	$18.7
Audit-Related Fees	15.7	14.9
Tax Fees	6.1	3.2
All Other Fees	0.4	1.4

Services provided under Audit Fees primarily included statutory and financial statement audits, the requirement to opine on the design and operating effectiveness of internal control over financial reporting and accounting consultations billed as audit services. Services provided under Audit-Related Fees consisted principally of reports on the processing of transactions by servicing organizations, non-statutory audits and due diligence procedures. Services provided under Tax Fees consisted principally of compliance and corporate tax advisory services. Services provided under All Other Fees consisted of advisory services primarily related to certain regulatory initiatives.

In addition to the services described above, Ernst & Young LLP provides audit and tax compliance services to certain mutual funds, exchange-traded funds, or ETFs, and foreign-based private investment funds for which State Street is the sponsor and investment adviser or manager. The mutual funds and ETFs have boards of directors or similar bodies that make their own determinations as to selection of the funds’ audit firms and approval of any fees paid to such firms. In the case of certain foreign-based private investment funds, State Street participates in the selection of the audit firm to provide the audit and tax compliance services. All of the fees for such services are paid by the entities and not by State Street.

Report of the Examining and Audit Committee

The Examining and Audit Committee, referred to in this report as the Committee, furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of State Street’s independent registered public accounting firm.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2014 and their assessment of internal control over financial reporting as of December 31, 2014. Ernst & Young LLP, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s consolidated financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.

The Examining and Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Accounting Over-

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sight Board, or PCAOB. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited consolidated financial statements for the year ended December 31, 2014, be included in State Street’s annual report for the fiscal year then ended.

Submitted by,

Ronald L. Skates, Chair Peter Coym Patrick de Saint-Aignan Richard P. Sergel

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires State Street’s directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. State Street is not aware of any 10% beneficial owners. Based on State Street’s review of the reports it has received and written representations from its directors and executive officers, State Street believes that all of its directors and officers complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2014.

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2016 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and State Street’s by-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary of State Street on or before December 8, 2015.

Under State Street’s by-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials following the procedures described in Rule 14a-8 may be made by shareholders entitled to vote at the meeting if notice is timely given and contains the information required by the by-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely, a notice with respect to the 2016 annual meeting must be delivered to the Secretary of State Street no earlier than February 20, 2016 and no later than March 21, 2016 unless the date of the 2016 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2015 annual meeting, in which event the by-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

State Street’s by-laws specify requirements relating to the content of the notice that shareholders must provide to the Secretary of State Street, including a shareholder nomination for director, to be properly presented at a shareholder meeting.

NOTICE OF AMENDMENT OF BY-LAWS

On February 19, 2015, State Street’s Board of Directors amended State Street’s by-laws to reduce the percentage required for shareholders to call a special meeting. The Board amended the by-laws of its own initiative, following a review of State Street’s governance practices in this area led by the Board’s Nominating and Corporate Governance Committee. Other than the reduction in the percentage from 40% to 25%, no other changes were made to the by-laws. The full text of State Street’s by-laws, as amended, is filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 20, 2015.

STATE STREET CORPORATION    69

Appendix A

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) corporate governance standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:

a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02 (b) of the NYSE Listed Company Manual.

b.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed fiscal year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided such State Street director and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed fiscal year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.	The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or a equityholder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b. and c. above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b. or c. For relationships not covered by the categorical guidelines (either because

A-1

they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

A-2

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

STATE STREET CORPORATION ONE LINCOLN STREET BOSTON, MA 02111	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and related materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87301-P62027-Z65020	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STATE STREET CORPORATION
The Board of Directors recommends a vote FOR each director nominee in Item 1 and FOR Items 2 and 3.
Vote On Directors
Item 1. To elect 12 directors		For	Against	Abstain
Nominees for Director:							For	Against	Abstain
1a. J. Almeida		☐	☐	☐	1j. R. Skates		☐	☐	☐
1b. K. Burnes		☐	☐	☐	1k. G. Summe		☐	☐	☐
1c. P. de Saint-Aignan		☐	☐	☐	1l. T. Wilson		☐	☐	☐
1d. A. Fawcett		☐	☐	☐	Vote on Proposals
1e. W. Freda		☐	☐	☐	Item 2.	To approve an advisory proposal on executive compensation.	☐	☐	☐
1f. L. Hill		☐	☐	☐
1g. J. Hooley		☐	☐	☐	Item 3.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
1h. R. Kaplan		☐	☐	☐
1i. R. Sergel		☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Shareholder - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Dear Shareholder:

We cordially invite you to attend the 2015 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 20, 2015, at 9:00 a.m. Eastern Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares held. Please mark, sign, date and promptly mail this proxy card in the return envelope. You may also vote electronically by telephone or over the Internet by following the instructions included with this proxy card. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

Joseph L. Hooley
Chairman and Chief Executive Officer

PLEASE NOTE: If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available nearby include the LaFayette Corporate Center (entrance from Chauncy Street) and the Hyatt Hotel (entrance from Avenue de LaFayette).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M87302-P62027-Z65020

STATE STREET CORPORATION Annual Meeting of Shareholders - May 20, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoints Kevin Brady, Anthony Ostler and Shannon Stanley, or any of them, with full power of substitution, as proxies to vote all shares of common stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on May 20, 2015 at 9:00 a.m. Eastern Time, or at any adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

To vote in accordance with the recommendations of the Board of Directors, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the twelve director nominees and FOR Items 2 and 3.